UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMERCIAL METALS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CMC Commercial Metals

Notice of 2022 Annual Meeting and Proxy Statement

it's what's
inside
that counts

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

To Be Held On January 12, 2022

Date:

Wednesday,

January 12, 2022

Time:

10:00 a.m., Central Standard Time

Place:

Commercial Metals Company

CMC Hall, 9th Floor

6565 North MacArthur Blvd.

Irving, Texas 75039

Record Date:

November 15, 2021

AGENDA:

(1)  the election of the three persons named in the accompanying proxy statement to serve as Class III directors until the 2025 annual meeting of stockholders and until their successors are elected;

(2)  the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022;

(3)  an advisory vote on executive compensation; and

(4)  the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

You are cordially invited to attend the annual meeting of stockholders of Commercial Metals Company (“we”, “CMC” or the “Company”), to be held at 10:00 a.m., Central Standard Time, on January 12, 2022 (and any postponement or adjournment thereof) in CMC Hall at our corporate headquarters located at 6565 MacArthur Boulevard, 9th Floor, Irving, Texas 75039 (the “Annual Meeting”).

If you are planning to attend the Annual Meeting, you are required to bring proof of ownership of Commercial Metals Company common stock, as well as a form of government-issued photo identification, in order to be admitted to the meeting. You may obtain directions to the Annual Meeting by contacting us at (214) 689-4300.

We have elected to provide access to our proxy materials over the Internet at www.proxydocs.com/CMC instead of mailing printed copies of those materials to each stockholder. We believe that furnishing these materials electronically allows us to more efficiently provide our stockholders with our proxy materials while reducing costs and reducing the impact of the Annual Meeting on the environment. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials you previously received. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically, unless you elect otherwise.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares by one of the following ways:

By Telephone	By Internet	By Mail	In Person

Call the toll-free number provided on the proxy card	Follow online instructions on the proxy card	Return the proxy card by mail	Attend the Annual Meeting with your ID

Voting instructions are described in the Notice Regarding the Availability of Proxy Materials you previously received. Proxies forwarded by or for banks, brokers, trusts or other nominees should be returned as requested by them. The prompt return of proxies will save the expense involved in further communication.

By Order of the Board of Directors,

JODY K. ABSHER

Corporate Secretary

Irving, Texas

November 23, 2021

To Be Held On January 12, 2022

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Commercial Metals Company for use at the annual meeting of our stockholders to be held on Wednesday, January 12, 2022 at 10:00 a.m., Central Standard Time, in CMC Hall at the Company’s corporate headquarters at 6565 North MacArthur Boulevard, 9th Floor, Irving, Texas 75039, and at any and all postponements or adjournments of the Annual Meeting. The approximate date on which this proxy statement and accompanying proxy card are first being made available to stockholders is November 23, 2021.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. You will not receive a printed copy of the proxy materials, unless you specifically request a printed copy. Instead, on or about November 30, 2021, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials and annual report on the Internet. The Notice Regarding the Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice Regarding the Availability of Proxy Materials will also instruct you as to how you may submit your proxy on the Internet.

Shares represented by each proxy, if properly executed and returned to us prior to the Annual Meeting in accordance with the instructions in the accompanying proxy card and the Notice Regarding the Availability of Proxy Materials, will be voted as directed, but if not otherwise specified, will be voted as follows:

•	FOR Proposal 1 – the election of the three director nominees named in this proxy statement;

•	FOR Proposal 2 – the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022; and

•	FOR Proposal 3 – the proposal to approve, on an advisory basis, the compensation of our named executive officers.

A stockholder executing a proxy may revoke it at any time before it is voted (or in the case of voting by phone or Internet, prior to the close of voting) by giving written notice to the Corporate Secretary of the Company, by subsequently executing and delivering a new proxy or by voting in person at the Annual Meeting.

Stockholders of record can simplify their voting and reduce our cost by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If a stockholder’s shares are held in the name of a bank, broker, trust or other nominee, the availability of telephone and Internet voting will depend upon the voting processes of the bank, broker, trust or other nominee. Accordingly, stockholders should follow the voting instructions on the form they receive from their bank, broker, trust or other nominee.

Stockholders who elect to vote via telephone or the Internet may incur telecommunications and Internet access charges and other costs for which they are solely responsible. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m., Eastern Standard Time, on January 11, 2022. Instructions for voting via telephone or the Internet are contained in the Notice Regarding the Availability of Proxy Materials you received. Only stockholders of record on November 15, 2021 are entitled to notice of and to attend and/or vote at the Annual Meeting or any adjournments of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices located at 6565 North

Commercial Metals Company    2022 Proxy Statement    1

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

MacArthur Boulevard, Suite 800, Irving, Texas 75039 for a period of ten days prior to the Annual Meeting. The list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting. Proof of ownership of Commercial Metals Company common stock, as well as a form of government-issued photo identification, must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring proof of ownership with you to the meeting. A recent account statement, letter or proxy from your broker, trust, bank or other nominee will suffice.

Commercial Metals Company    2022 Proxy Statement    2

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Date and Time January 12, 2022 10:00 a.m. CST Record Date November 15, 2021

Location

Commercial Metals Company

CMC Hall, 9th Floor

6565 N. MacArthur Blvd.

Irving, Texas 75039

Voting

Stockholders as of the record date are entitled to vote. Each share of common stock entitles the holder thereof to one vote for each director to be elected and one vote for each of the other matters to be voted upon.

Voting Matters	Page	Board Vote Recommendation

Proposal 1 Election of Directors	16	FOR each of our Board’s Director Nominees

Proposal 2 Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm	66	FOR

Proposal 3 Advisory vote on executive compensation	68	FOR

Ongoing Enhancements

•  In June 2021, we published our Sustainability Report featuring enhanced disclosures and ambitious future environmental targets, along with a commitment to issue the report on an annual basis

•  We continued our commitment to periodic director refreshment with the addition of three new directors over the past two years

•  We achieved record setting financial performance across multiple metrics in fiscal year 2021

Record Setting Year

$814M	Record Core EBITDA from Continuing Operations[1]

Stockholder Value Creation

Fiscal Year-End 2021 14.9% Return on Invested Capital[2]

10	Consecutive Quarters of an annualized return on invested capital at or above 10%

[1]

“Core EBITDA from Continuing Operations” is a non-GAAP financial measure. Details, including a reconciliation to the most directly comparable measure prepared and presented in accordance with GAAP can be found in our Annual Report on Form 10-K, which was filed with the SEC on October 14, 2021.

[2]	“Return on Invested Capital” is a non-GAAP measure. Please refer to Appendix A for more information.

[3]

On October 13, 2021 the Board declared a regular quarterly cash dividend of $0.14 per share of common stock, paid on November 10, 2021 to stockholders of record as of the close of business on October 27, 2021.

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PROXY STATEMENT SUMMARY

Director Nominees and Continuing Directors			DIRECTOR NOMINEES AND CONTINUING DIRECTOR HIGHLIGHTS

VICKI L. AVRIL-GROVES Retired – Former President and CEO of IPSCO Tubulars, Inc. Age: 67 Director Since: 2014 Committees: «🌑 Other Public Company Boards: 2	LISA M. BARTON Executive Vice President and Chief Operating Officer, American Electric Power Co., Inc Age: 56 Director Since: 2020 Committees: 🌑🌑 Other Public Company Boards: None	PETER R. MATT Executive Vice President and Chief Financial Officer, Constellium N.V. Age: 59 Director Since: 2020 Committees: 🌑🌑 Other Public Company Boards: None
GARY E. MCCULLOUGH Retired – Former CEO, President of ARI Packaging, Inc. Age: 63 Director Since: 2021 Committees: 🌑🌑 Other Public Company Boards: 1	SARAH E. RAISS Retired – Former Executive Vice President, Corporate Services, TransCanada Corporation Age: 64 Director Since: 2011 Committees: 🌑« Other Public Company Boards: 2	BARBARA R. SMITH Chairman, President and CEO of Commercial Metals Company Age: 62 Director Since: 2017 Other Public Company Boards: 1
J. DAVID SMITH Retired – Former Chairman, President and CEO of Euro Max International, Inc. Age: 72 Director Since: 2004 Committees: 🌑« Other Public Company Boards: 2	CHARLES L. SZEWS Retired – Former CEO of Oshkosh Corporation Age: 65 Director Since 2014 Committees: «🌑 Other Public Company Boards: 2
« Chair 🌑 Audit Committee 🌑 Nominating and Corporate Governance Committee 🌑 Finance Committee 🌑 Compensation Committee

Commercial Metals Company    2022 Proxy Statement    4

PROXY STATEMENT SUMMARY

Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022. Set forth below is summary information with respect to Deloitte & Touche LLP’s fees for services provided in fiscal years 2021 and 2020.

Type of Fees	Fiscal Year 2021	Fiscal Year 2020

Audit Fees	$3,521,577	$3,252,773

Audit-Related Fees	$—	$—

Tax Fees	$2,451	$2,220

All Other Fees	$6,154	$6,154

Total	$3,530,182	$3,261,147

Executive Compensation Advisory Vote

We are asking stockholders to approve, on a non-binding advisory basis, our named executive officer compensation as described in this proxy statement. Our Board recommends a FOR vote because it believes that our compensation policies and practices are reasonable, competitive and highly focused on pay-for-performance principles, as described in more detail in Proposal 3 on page 68.

Aligning Pay and Performance

The Compensation Committee of our Board (the “Compensation Committee”) designs compensation programs to align the actions of our named executive officers (the “NEOs”) with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance.

Above Target Annual Incentive Plan Payouts Aligned with Strong Adjusted Earnings(1) Growth and Return On Invested Capital for Compensation Purposes(2)

(1)

As used in this proxy statement “Adjusted Earnings” means adjusted earnings from continuing operations for compensation purposes (“Adjusted Earnings”). Adjusted Earnings is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

(2)	Return On Invested Capital for Compensation Purposes (“ROICC”). ROICC is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

Commercial Metals Company    2022 Proxy Statement    5

PROXY STATEMENT SUMMARY

Above Target PSU Payouts Aligned with Strong Adjusted EBITDA for Compensation Purposes(1) and Relative Total Shareholder Return(2) over the Three-Year Performance Period

(1)	Adjusted EBITDA for Compensation Purposes (“Adjusted EBITDA”). Adjusted EBITDA is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)	Relative Total Shareholder Return (“TSR”) performance and performance-based stock unit (“PSU”) payouts are for the three-year period ended August 31, 2021.

Elements of Target 2021 Total Direct Compensation

The Compensation Committee designs compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance. As illustrated below, for 2021, approximately 85% of the targeted annual compensation for the CEO and, on average, 71% of the targeted annual compensation for the other NEOs was variable or “at risk” and tied to CMC’s performance.

Commercial Metals Company    2022 Proxy Statement    6

PROXY STATEMENT SUMMARY

Governance Highlights

Our commitment to good corporate governance is illustrated by the following practices:

•	Board independence (9 out of 10 directors are independent)

•	63% of our continuing directors and director nominees are diverse

•	Annual Board and committee self-assessments and director peer assessments

•	Regular executive sessions of independent directors at Board and committee meetings

•	Risk oversight by Board and committees

•	Independent Lead Director

•	Independent audit, compensation, finance and nominating and corporate governance committees

•	Proactive Board refreshment with three new directors in the last two years

•	Sustainability Report issued annually

•	The Board and the Nominating and Corporate Governance Committee regularly review and monitor environmental, social and governance (“ESG”) matters
•	Stockholder proxy access right

•	Majority voting with director resignation policy for uncontested elections

•	Annual review of committee charters and Corporate Governance Guidelines

•	Directors are limited to three other public company directorships

•	Stockholder right to call special meetings

•	Annual advisory approval of executive compensation

•	Non-employee director stock ownership guidelines require at least 5x annual cash retainer (currently $500,000)

•	All employees have access to a confidential, 24-hour ethics and compliance hotline, managed by an independent third party

•	Succession planning for senior leadership

Commercial Metals Company    2022 Proxy Statement    7

PROXY STATEMENT SUMMARY

Compensation Governance Practices

Following are highlights of CMC’s compensation governance framework, which the Compensation Committee believes reinforces our pay-for-performance philosophy:

What we do:

✓	Target total compensation at approximately the 50th percentile of Peer Data (as defined on page 36)

✓	Robust NEO stock ownership and retention guidelines

✓	Double trigger vesting upon a change in control for new equity awards

✓	Double trigger for severance upon a change in control

✓	Majority of NEO compensation is at risk

✓	Multiple performance metrics and multi-year vesting timeframes, emphasizing Adjusted Earnings, Adjusted EBITDA, ROICC and TSR measures

✓	At least 50% of long-term incentive awards are in the form of PSUs

✓	Limited perquisites

✓	Provide market based severance in the event of a change in control

✓	Clawback policy

✓	Independent executive compensation consultants

✓	Analyze risk when setting executive compensation

What we don’t do:

✗	No hedging, pledging or short sales of CMC stock

✗	No tax gross-up reimbursement payments to our executives for excise taxes on payments received in connection with a change in control

✗	No dividend equivalents on stock options
✗	No guaranteed incentive bonus payments

✗	No repricing of stock options without stockholder approval

✗	No acceleration of vesting upon retirement for new equity awards

Commercial Metals Company    2022 Proxy Statement    8

INFORMATION ABOUT THE MEETING AND VOTING

These materials were provided to you because our Board is soliciting your proxy to vote at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. This proxy statement describes the matters on which you, as a stockholder, are entitled to vote. It also provides information that is intended to assist you in making an informed vote on the proposals described in this proxy statement. Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about November 30, 2021, we intend to mail a Notice Regarding the Availability of Proxy Materials to our stockholders of record and beneficial owners. The Notice Regarding the Availability of Proxy Materials will explain how you may access the proxy materials on the Internet and how you may vote your proxy. If you receive a Notice Regarding the Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting printed materials included in the Notice Regarding the Availability of Proxy Materials. Our Board encourages you to take advantage of the availability of the proxy materials on the Internet.

Q:	Why did my household receive only one copy of the Notice Regarding the Availability of Proxy Materials or proxy materials?

A:

In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice Regarding the Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice Regarding the Availability of Proxy Materials or copy of our proxy materials, you may so request by contacting the Corporate Secretary of Commercial Metals Company at (214) 689-4300 or by mail to 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Corporate Secretary at the contact information shown above.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Only stockholders of record on November 15, 2021 are entitled to notice of and to attend and/or vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. Each share of our common stock is entitled to one vote for each director to be elected and one vote for each of the other matters to be voted on.

Q:	How can I vote my shares?

A:

You can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may vote your shares by telephone or the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials. You may also vote your shares by requesting a printed copy of our proxy materials and by signing, dating and returning the proxy card that you will then receive. Each of these procedures is explained below. Even if you plan to attend the Annual Meeting, our Board recommends that you submit a proxy card in advance by telephone, Internet or mail. In this way, your shares of common stock will be voted as directed by you even if you are unable to attend the Annual Meeting.

Q:	May I change my vote?

A:	Yes. You may change your vote or revoke your proxy by taking any of the following actions:

•

by giving written notice to the Corporate Secretary of Commercial Metals Company at 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039 at any time before your vote is exercised at the Annual Meeting;

Commercial Metals Company    2022 Proxy Statement    9

INFORMATION ABOUT THE MEETING AND VOTING

•	by subsequently executing and delivering a new proxy at any time before it is exercised at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Q:	How many shares must be present to conduct the Annual Meeting?

A:

We must have a “quorum” to conduct the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the meeting, present in person or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. On November 15, 2021, the record date for determining stockholders entitled to vote at the Annual Meeting, there were 121,595,439 shares of our common stock, par value $0.01 per share, outstanding, not including approximately 7,465,225 treasury shares. There were no shares of our preferred stock outstanding on November 15, 2021.

Q:	How do I vote if I cannot attend the Annual Meeting in person?

A:

By voting your shares by telephone or via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials or, if you requested a printed copy of our proxy materials, by signing, dating and returning the proxy card you received, you will enable Barbara R. Smith, Paul J. Lawrence and Jody K. Absher, each of whom is named on the proxy card as a “Proxy Holder,” to vote your shares at the Annual Meeting in the manner you indicate. When you vote your shares by proxy, you can specify whether your shares should be voted for or against each of the nominees for director identified in Proposal 1. You can also specify how you want your shares voted with respect to Proposals 2 and 3 which are described elsewhere in this proxy statement.

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If you vote by proxy and any other matters are properly presented at the Annual Meeting for consideration, the Proxy Holders will have discretion to vote for you on those matters.

•

By Telephone:    You can vote by telephone by following the instructions provided on the Notice Regarding the Availability of Proxy Materials. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by telephone authorizes the Proxy Holders to vote your shares in the same manner as if you had submitted a validly executed proxy card.

•

Via the Internet:    You can vote your shares via the Internet, prior to the Annual Meeting, at www.proxypush.com/CMC. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by Internet authorizes the Proxy Holders to vote your shares in the same manner as if you had submitted a validly executed proxy card.

•	By Mail: You can vote by mail by requesting a printed copy of our proxy materials and by signing, dating and returning the proxy card you will then receive in the postage-paid envelope provided.

Q:	May I vote in person at the Annual Meeting?

A:

Yes, you may vote your shares at the Annual Meeting if you attend in person and use a written ballot. However, if your shares are held in the name of a bank, broker, trust or other nominee, you must bring a legal proxy or other proof from that bank, broker, trust or other nominee granting you authority to vote your shares directly at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by telephone, Internet or mail as described in the Notice Regarding the Availability of Proxy Materials you previously received.

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INFORMATION ABOUT THE MEETING AND VOTING

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are the “stockholder of record” of those shares, and this proxy statement and any accompanying documents have been provided directly to you by CMC.

In contrast, if you purchased your shares through a bank, broker, trust or other nominee, the bank, broker, trust or other nominee will be the “stockholder of record” of those shares. Generally, when this occurs, the bank, broker, trust or other nominee will automatically put your shares into “street name,” which means that the bank, broker, trust or other nominee will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the real or “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and any accompanying documents have been forwarded to you by your bank, broker, trust or other holder of record.

Q:	What are broker non-votes?

A:

A broker non-vote occurs when a bank, broker, trust or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes are not counted as votes against a proposal or as abstentions, and will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal or the number of votes cast on a particular proposal. As described below, banks, brokers, trusts and other nominees will not have discretion to vote on the election of directors or the advisory vote on executive compensation.

Q:	Will my shares be voted if I do not provide instructions to my bank, broker, trust or other nominee?

A:

If you are the beneficial owner of shares held in “street name” by a bank, broker, trust or other nominee, the bank, broker, trust or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Under applicable New York Stock Exchange (“NYSE”) rules, if you hold your shares through a bank, broker, trust or other nominee, and your bank, broker, trust or other nominee delivers this proxy statement to you, but you do not give instructions to the bank, broker, trust or other nominee, the bank, broker, trust or other nominee does not have the discretion to vote on the election of directors or the advisory vote on executive compensation. THEREFORE, UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO THE BANK, BROKER, TRUST OR OTHER NOMINEE HOLDING SHARES ON YOUR BEHALF, THE BANK, BROKER, TRUST OR OTHER NOMINEE WILL NOT HAVE DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES ON THESE PROPOSALS. We strongly encourage you to vote your proxy or provide voting instructions to the bank, broker, trust or other nominee so that your vote on these matters will be counted.

Under NYSE rules, if you hold your shares through a bank, broker, trust or other nominee and your bank, broker, trust or other nominee delivers this proxy statement to you, but you do not give instructions to the bank, broker, trust or other nominee, the bank, broker, trust or other nominee will have the discretion to vote on the ratification of the appointment of Deloitte & Touche LLP.

Q:	What are the proposals and what is the required vote for each?

A: •

Proposal 1:    Election of Directors. In an uncontested election of directors, the affirmative vote of the holders of a majority of the votes cast is required for the election of each director nominee. A majority of the votes cast means that the number of shares voted “for” a nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will not be counted as a vote cast either “for” or “against” a nominee’s election.

Pursuant to our Corporate Governance Guidelines, in an uncontested election of directors, any nominee for director who has a greater number of votes “against” his or her election than votes “for” such election is required to promptly tender his or her resignation following certification of the stockholder vote. Such resignation will be effective only upon the acceptance thereof by the Board, and such director will continue

Commercial Metals Company    2022 Proxy Statement    11

INFORMATION ABOUT THE MEETING AND VOTING

in office until such resignation is accepted. The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) shall promptly consider the tendered resignation and a range of possible responses based on the circumstances, if known, that led to the election results and recommend to the Board whether to accept or reject the resignation offer or whether other action should be taken with respect thereto. The Board of Directors will act upon such recommendation(s) within 120 days following certification of the stockholder vote and shall promptly disclose its decision regarding whether to accept the director’s resignation offer.

Any director who tenders a resignation pursuant to our Corporate Governance Guidelines shall not participate in either the Nominating and Corporate Governance Committee’s deliberations or recommendation or the Board’s deliberations, in each case regarding whether to accept the resignation offer or take other action. If directors who have tendered resignations constitute a majority of the directors then in office, then, with respect to each tendered resignation, all directors, other than the director who tendered the particular resignation under consideration, may participate in the deliberations and action regarding whether to accept or reject the tendered resignation or to take other action with respect thereto.

•

Proposal 2:    Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 2 to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022. An abstention on Proposal 2 will have the same effect as a vote against Proposal 2. Broker non-votes are not applicable to Proposal 2.

•

Proposal 3:    Advisory Vote on Executive Compensation. Proposal 3 is being submitted to enable stockholders to approve, on an advisory basis, the compensation of our named executive officers. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 3. An abstention on Proposal 3 will have the same effect as a vote against Proposal 3. A broker non-vote will not have any effect on Proposal 3 and will not be counted. Proposal 3 is an advisory vote only, and therefore it will not bind CMC or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Q:	What are the recommendations of our Board?

A:	Our Board recommends that you vote:

•	FOR Proposal 1 – the election of the three nominees for director nominated by our Board and named in this proxy statement;

•	FOR Proposal 2 – the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022; and

•	FOR Proposal 3 – the proposal to approve, on an advisory basis, the compensation of our named executive officers.

Q:	Who will count the votes?

A:	Votes will be counted by one or more independent inspectors of election appointed by CMC for the Annual Meeting.

Q:	What happens if the Annual Meeting is adjourned?

A:

If we adjourn the Annual Meeting, we will conduct the same business at the adjourned meeting, and our Board can decide to set a new record date for determining stockholders entitled to vote at the adjourned meeting, or decide to only allow the stockholders entitled to vote at the original meeting to vote at the adjourned meeting. According to CMC’s fourth amended and restated bylaws, when a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in

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INFORMATION ABOUT THE MEETING AND VOTING

person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally scheduled to take place, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, our Board will fix a new record date for notice of such adjourned meeting and will give notice of the adjourned meeting to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Q:	Whom can I contact if I have questions?

A:	If you have any questions about the Annual Meeting or how to vote your shares, please call the office of our General Counsel at (214) 689-4300.

Q:	Where can I find the voting results?

A:	We will report the voting results in a current report on Form 8-K filed with the SEC.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On the basis of filings with the SEC and other information, we believe that based on 121,595,439 shares of our common stock issued and outstanding as of November 15, 2021, the following persons beneficially owned more than five percent (5%) of our outstanding common stock:

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc.(1)	13,925,996	11.5%

55 East 52nd Street New York, NY 10055

The Vanguard Group(2)	12,170,958	10.0%

100 Vanguard Blvd. Malvern, PA 19355

FMR LLC(3)	10,774,849	8.9%

245 Summer Street Boston, MA 02210

Dimensional Fund Advisors LP(4)	8,573,833	7.1%

Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746

(1)

Based on the information provided pursuant to Amendment No. 12 to the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 27, 2021 (the “Blackrock Schedule 13G”). BlackRock reported that, as of December 31, 2020, it had sole voting power with respect to 13,686,896 shares of common stock and sole dispositive power with respect to 13,925,996 shares of common stock. The BlackRock Schedule 13G states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that no one person’s interest in the common stock is more than 5% of the total outstanding common shares.

(2)

Based on the information provided pursuant to Amendment No. 11 to the Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2021 (the “Vanguard Schedule 13G”). Vanguard reported that, as of December 31, 2020, it had shared voting power with respect to 123,523 shares of common stock, sole dispositive power with respect to 11,953,746 shares of common stock, and shared dispositive power with respect to 217,212 shares of common stock. The Vanguard Schedule 13G states that no one person’s interest in the common stock is more than 5% of the total outstanding common shares.

(3)

Based on the information provided pursuant to the Schedule 13G filed by FMR LLC (“FMR”) with the SEC on February 8, 2021 (the “FMR Schedule 13G”). FMR reported that, as of December 31, 2020, it had sole voting power with respect to 2,151,470 and sole dispositive power with respect to 10,774,849 shares of common stock. The FMR Schedule 13G states that Fidelity Management & Research Company LLC and Abigail P. Johnson (a director, the Chairman and the chief executive officer of FMR LLC) may be deemed to own more than 5% of the total outstanding common shares.

(4)

Based on the information provided pursuant to Amendment No. 7 to the Schedule 13G filed by Dimensional Fund Advisors LP (“DFA”) with the SEC on February 12, 2021 (the “DFA Schedule 13G”). DFA reported that, as of December 31, 2020, it had sole voting power with respect to 8,387,428 shares of common stock and sole dispositive power with respect to 8,573,833 shares of common stock. The DFA Schedule 13G states that various funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that no one fund’s interest in the common stock is more than 5% of the total outstanding common shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us about the beneficial ownership of our common stock as of November 15, 2021 by each director and nominee for director, our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), the other executive officers included in the Summary Compensation Table, and all current directors and executive officers as a group based on 121,595,439 shares of our common stock issued and outstanding as of November 15, 2021. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and dispose of the shares listed.

Name	Owned Shares of Common Stock		Total Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

Directors and Director Nominees (excluding Ms. Smith)

Vicki L. Avril-Groves	59,375	(1)	59,375	*

Lisa M. Barton	10,621		10,621	*

Rhys J. Best	87,664		87,664	*

Peter R. Matt	9,029		9,029	*

Gary E. McCullough	4,801		4,801	*

Sarah E. Raiss	87,665	(2)	87,665	*

J. David Smith	98,102		98,102	*

Charles L. Szews	48,601		48,601	*

Joseph C. Winkler	68,914		68,914	*

Named Executive Officers				*

Barbara R. Smith	609,295		609,295	*

Tracy L. Porter	235,635	(3)	235,635	*

Paul J. Lawrence	65,442		65,442	*

Jody K. Absher	9,900		9,900	*

Jennifer J. Durbin	8,005		8,005	*

All directors, director nominees and executive officers as a group (15 persons)	1,503,670	(4)	1,503,670	1.2%

*	Less than one percent (1%)
(1)	Includes 26,786 deferred restricted stock units (“RSUs”) that Ms. Avril-Groves has elected to have distributed not more than 60 days immediately following termination of service.
(2)	Includes 15,547 deferred RSUs that Ms. Raiss has elected to have distributed not more than 60 days immediately following termination of service and 5,442 RSUs vesting on January 13, 2022.
(3)	Based on the information provided pursuant to an Exit Form 4 filed on November 10, 2021.
(4)	Includes 5,442 RSUs vesting within 60 days of November 15, 2021 and 42,333 deferred RSUs to be distributed not more than 60 days immediately following termination of service.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Information about our Board and the Nominees

Our certificate of incorporation divides our Board into three classes. The Board currently consists of 10 directors with three directors in each of Classes I and II and four directors in Class III.

The term of office of our current Class III directors expires at the Annual Meeting. There are three Class III nominees standing for election at the Annual Meeting.

The term of the Class III directors elected at the Annual Meeting ends at the 2025 annual meeting of stockholders. The term of the Class I directors ends at the 2023 annual meeting of stockholders, and the term of the Class II directors ends at the 2024 annual meeting of stockholders.

Proxies cannot be voted for the election of more than three persons to our Board at the Annual Meeting.

Each nominee named in this proxy statement has consented to being named in this proxy statement and to serve if elected. If any nominee is unable to serve or for good cause will not serve, the shares represented by the proxies will be voted for the person, if any, designated by our Board to replace such nominee. However, CMC has no reason to believe that any nominee will be unavailable. All of the director nominees, as well as the continuing directors, plan to attend this year’s Annual Meeting.

Changes to our Board During 2021

Mr. Kelson served as a Class III director on the Board until his passing on February 13, 2021. Following Mr. Kelson’s passing, the Board voted to reduce the number of directors on the Board from ten to nine directors and to reduce the number of Class III directors to three.

In connection with the Board’s succession planning, as well as to fill the vacancy created by Mr. Kelson’s passing, the Nominating and Corporate Governance Committee initiated a search process to select qualified director candidates. The Nominating and Corporate Governance Committee took into account many factors including, but not limited to, requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of our Company as a large globally-operated, publicly-traded company in today’s business environment; each candidate’s understanding of the Company’s businesses and the metals industry and markets; the individual’s professional expertise and educational background; and the individual’s ethics, integrity, values, inquisitive and objective perspectives, practical wisdom, judgment and availability. When evaluating potential director candidates, the Board and the Nominating and Corporate Governance Committee also believe it is important to consider diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background and other factors that promote diversity of thought, views and experience.

Selected candidates were evaluated and interviewed through a series of meetings with directors and executive management. The Nominating and Corporate Governance Committee evaluated potential candidates in the context of the Board as a whole, with the objective of recommending a director candidate that would be the most likely to drive the success of the business and represent stockholder interests through the exercise of sound judgment. A background review of the ultimate candidate was conducted by an independent professional agency specializing in the performance of such background reviews.

As a result of this process, the Nominating and Corporate Governance Committee selected Gary E. McCullough from a slate of qualified candidates for election to our Board and recommended him to our Board for appointment. On September 8, 2021, our Board voted to increase the size of our Board from nine persons to ten persons (and to increase the size of Class III from three to four directors), and our Board appointed Mr. McCullough as a Class III director, effective October 12, 2021.

On November 19, 2021, Mr. Joseph C. Winkler, a Class II director and Lead Director, notified the Board that he will retire at the Annual Meeting following nine years of distinguished service to the Company.

Mr. Best, a Class III director, will also retire from the Board at the Annual Meeting after 11 years of distinguished service to the Company pursuant to the mandatory retirement policy in the Company’s Corporate Governance Guidelines. Accordingly, the Board has not nominated Mr. Best for reelection as a Class III director.

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PROPOSAL 1 — ELECTION OF DIRECTORS

After the retirements of Messrs. Best and Winkler, without reclassifying the directors or adding new directors to fill the vacancies caused by their retirements, the Board will have eight directors, consisting of three Class I directors, two Class II directors and three Class III directors. The seats on our Board currently held by Messrs. Best and Winkler will be eliminated concurrently with their retirements at the Annual Meeting, without any further action of the Company or by our Board, and at such time the size of our Board will be automatically reduced from ten persons to eight persons.

The following table sets forth information about the nominees and the continuing directors.

Director Nominees

Class III – Term to Expire in 2025

Lisa M. Barton

Since January 1, 2021, Ms. Barton has served as Executive Vice President Chief Operating Officer for American Electric Power Company, Inc. (“AEP”), one of the largest electric energy companies in the U.S. From January 1, 2019 through December 31, 2020, Ms. Barton was Executive Vice President – Utilities for AEP. From 2011 through 2018, Ms. Barton served as Executive Vice President – AEP Transmission. During her tenure at AEP, she has established AEP Transmission Holding Company and its affiliates, oversaw transmission operations, and grew and managed an $18 billion asset base. Prior to joining AEP, Ms. Barton worked for Northeast Utilities, Ransmeier and Spellman and Strategic Energy LLC.

Qualifications

Ms. Barton brings to the Board extensive business knowledge and strong leadership, managerial and strategic experience gained through her various roles at AEP. Her experience as an executive of a publicly traded company provides our Board with experience in the areas of financial planning and oversight, leadership, business planning and operations, financial and risk management, safety management systems, customer and regulatory matters and strategic planning. Ms. Barton’s active participation in national forums on the subject of energy policy and her knowledge of cyber and physical security matters provides our Board with valuable insight into these areas as well.

Executive Vice President and Chief Operating Officer, American Electric Power Co., Inc. Age Director Since 56 2020 Committees • Compensation • Nominating and Corporate Governance

Gary E. McCullough

From 2014 to 2017, Mr. McCullough served as CEO of ARI Packaging, Inc. From 2007 to 2011, Mr. McCullough was President, CEO and a member of the board of directors of Career Education Corporation. Prior thereto, Mr. McCullough served as President of Abbott Laboratories’ Ross Products Division. Before joining Abbott, Mr. McCullough served as Senior Vice President-Americas for Wm. Wrigley Jr. Company and spent 13 years at The Procter & Gamble Company in brand and general management roles. Mr. McCullough also served as an Infantry Officer in the U.S. Army for five years, beginning as a Second Lieutenant and rising to the rank of Captain.

Other Current Public Directorships

• TRANSDIGM Group, Inc.

Former Public Directorships

• Career Education Corporation

• Sherwin-Williams Company

Retired – Former CEO, President of ARI Packaging, Inc. Age Director Since 63 2021 Committees • Compensation • Finance

Qualifications

Mr. McCullough brings to the Board significant executive and managerial expertise gained from experiences in various roles as a CEO, president and senior executive with market-leading consumer and commercial companies. Mr. McCullough has significant experience in strategic planning and execution, organizational integration and financial matters. His service on the boards of directors of other publicly traded companies provides our Board with a broad range of perspectives valuable to the further implementation of our overall strategy.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Charles L. Szews

From 2012 to 2015, Mr. Szews served as CEO of Oshkosh Corporation (“Oshkosh”), a designer, manufacturer and marketer of specialty vehicles and vehicle bodies. Mr. Szews served in various capacities at Oshkosh, including as President and CEO from 2011 to 2012, as President and COO from 2007 to 2011 and as Executive Vice President and CFO from 1997 to 2007. Prior to joining Oshkosh, Mr. Szews held a series of executive positions with Fort Howard Corporation for eight years. Prior to Fort Howard Corporation, Mr. Szews was an auditor with Ernst & Young serving in various offices and capacities over a ten-year period.

Other Current Public Directorships

• Group 1 Automotive, Inc.

• Allegion plc

Former Public Directorships

• Oshkosh Corporation

• Gardner Denver, Inc.

• Rowan Companies plc

• Valaris plc

Retired – Former CEO of Oshkosh Corporation Age Director Since 65 2014 Committees • Audit (Chair) • Nominating and Corporate Governance

Qualifications

As the former CEO of a large publicly traded corporation, Mr. Szews brings to the Board chief executive leadership experience, as well as extensive financial, audit, operational, strategic planning, and mergers and acquisition experience gained from serving in a variety of roles throughout his career. Mr. Szews’ previous and current board positions on other publicly traded companies have provided him with many years of audit committee experience, including as chair. In addition, he brings vast experience in manufacturing, technology and international markets that will provide knowledge and insight into our Company’s global operations.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Directors Continuing in Office

Class I – Term to Expire in 2023

Peter R. Matt

Since November 2016, Mr. Matt has served as Executive Vice President and CFO of Constellium N.V. (“Constellium”), a global aluminum fabrication company. Prior to joining Constellium, Mr. Matt served as a Managing Partner for Tumpline Capital, LLC. from 2015 to 2016. From 1985 to 2015, he held various leadership positions with Credit Suisse.

Executive Vice President and Chief Financial Officer, Constellium N.V. Age Director Since 59 2020 Committees • Audit • Finance

Qualifications

Mr. Matt brings to the Board a wealth of financial, strategic and executive managerial experience. In his current role, he has helped engineer the turnaround of a global manufacturing company with extensive work on corporate and operational finance, financial planning, strategy, governance and a range of other public company topics. Over his 30 years as a banker, he worked closely with a wide range of industrial companies, including a number of steel companies, across a range of financial and strategic products including: asset finance, restructuring, public and private debt and equity securities and a variety of mergers and acquisitions transactions.

Sarah E. Raiss

Ms. Raiss was employed by TransCanada Corporation (“TransCanada”), a North American energy infrastructure company, from 1999 to 2011, most recently serving as Executive Vice President, Corporate Services, from 2002 to 2011. Prior to joining TransCanada, Ms. Raiss served in various engineering, operations, strategic planning and marketing positions in the telecommunications industry at Ameritech Corporation and its subsidiary, Michigan Bell.

Other Current Public Directorships

• Loblaw Companies

• Ritchie Brothers

Former Public Directorships

• Vermillion Energy

• Canadian Oil Sands Ltd.

• MicroPlanet Technologies Corporation, a TSX Venture Exchange Company

• Shoppers Drug Mart

Retired – Former Executive Vice President, Corporate Services, TransCanada Corporation Age Director Since 64 2011 Committees • Audit • Nominating and Corporate Governance (Chair)

Qualifications

Ms. Raiss brings to the Board strong business acumen and business management experience, as well as functional expertise in strategic planning, merger integration, human resources and corporate governance, all gained through her management and board experiences at significant industrial enterprises. Her service as Executive Vice President, Corporate Services of TransCanada Corporation and director of various publicly traded companies provide our Board with additional perspective on corporate strategy and operations. Ms. Raiss was recognized on the 2015 NACD Directorship 100 list. In addition, Ms. Raiss has received an Institute of Corporate Directors (“ICD”) professional designation and is a 2020 ICD Fellow.

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PROPOSAL 1 — ELECTION OF DIRECTORS

J. David Smith

Mr. Smith served as Chairman, President and CEO of Euramax International, Inc., an international producer of aluminum, steel, vinyl, copper and fiberglass products for construction and transportation markets, from 1996 to 2008. In 2011, Mr. Smith served as Interim CEO of Nortek, Inc., an international producer of building products, HVAC systems, ergonomic furniture systems and security systems. Prior thereto, he served as President of Alumax Fabricated Products, Inc. from 1989 to 1996, and held numerous senior operating roles in its predecessor companies from 1972 to 1989.

Other Current Public Directorships

• Gypsum Management and Supply, Inc.

• BlueLinx, Inc.

Former Public Directorships

• Non-executive Chairman of Nortek, Inc.

• Non-executive Chairman of Select Interior Concepts

Retired – Former Chairman, President and CEO, Euramax International, Inc. Age Director Since 72 2004 Committees • Audit • Finance (Chair)

Qualifications

Mr. Smith brings to the Board managerial and operational expertise gained through his broad experience in managing and leading a significant industrial and manufacturing enterprise. His service as the Chairman, President and CEO of Euramax International, Inc. provides our Board with additional international and strategic perspectives. Mr. Smith’s interim leadership position at Nortek, as well as his service on Nortek’s board, have provided him with valuable management, governance and leadership experience that he brings to our Board. In addition, his service on several boards of international companies provides him with international experience and enables him to make valuable contributions to our international growth strategies.

Class II – Term to Expire in 2024

Vicki L. Avril-Groves

From 2008 to 2013, Ms. Avril-Groves served as President and CEO of IPSCO Tubulars, Inc. (“IPSCO”), a manufacturer of tubular products. Ms. Avril-Groves served in various capacities at IPSCO from 2004 to 2007, including Senior Vice President of IPSCO Tubular Operations, and Senior Vice President and CFO. She served as Senior Vice President and CFO of Wallace Computer Services, Inc. from 2001 to 2003. Prior thereto, Ms. Avril-Groves served in a variety of roles at Inland Steel Industries Inc. from 1976 to 1998 before being named Vice President Finance and CFO in 1998.

Other Current Public Directorships

• Greif, Inc.

• Finning International, Inc.

Former Public Directorships

• Global Brass and Copper Holdings, Inc.

Retired – Former President and CEO of IPSCO Tubulars, Inc. Age Director Since 67 2014 Committees • Compensation (Chair) • Nominating and Corporate Governance

Qualifications

Ms. Avril-Groves brings to the Board extensive management and leadership experience in the metals, distribution and manufacturing industries. This includes vast experience in both the fully integrated and the scrap-based electric arc furnace steel industry. Ms. Avril-Groves has strong business acumen with substantial expertise in mergers and acquisitions, strategy, restructuring, finance and accounting through her CEO and CFO experience. Ms. Avril-Groves is currently a director of two other publicly traded manufacturing companies. In addition, she is a 2017 National Association of Corporate Directors (“NACD”) Governance Fellow.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Barbara R. Smith

Ms. Smith was appointed President and CEO of CMC in September 2017 and Chairman of the Board in January 2018. Prior thereto, Ms. Smith served as CMC’s President and Chief Operating Officer (“COO”) from January 2017 to September 2017, COO from January 2016 to January 2017, and Senior Vice President and CFO from May 2011 to January 2016. Prior to joining CMC, Ms. Smith served as Vice President and CFO of Gerdau Ameristeel Corporation, a mini mill steel producer, from July 2007 to May 2011, after joining Gerdau Ameristeel as Treasurer in July 2006. From February 2005 to July 2006, she served as Senior Vice President and CFO of FARO Technologies, Inc., a developer and manufacturer of 3-D measurement and imaging systems. From 1981 to 2005, Ms. Smith was employed by Alcoa Inc., a producer of primary aluminum, fabricated aluminum and alumina, where she held a variety of financial leadership positions.

Other Current Public Directorships

• Comerica Incorporated

Former Public Directorships

• Mineral Technologies, Inc.

Chairman, President and CEO of Commercial Metals Company Age Director Since 62 2017

Qualifications

As our President and CEO, Ms. Smith has in-depth knowledge of CMC’s business, strategy, operations and financial position, which enables her to provide important contributions to strengthen CMC’s leadership, operations, strategy, growth and long-range plans. Ms. Smith has a significant level of financial expertise, as well as extensive operational and strategic experience developed during her tenure at CMC and other international organizations. She also brings to the Board over 38 years of domestic and international manufacturing experience, virtually all of which was spent in the metals and mining industries. Ms. Smith’s role as Chairman, President and CEO enables her to facilitate effective communication between management and the Board.

There is no family relationship between any of the directors, executive officers, or any nominee for director.

Vote Required

Directors are elected by majority vote, and cumulative voting is not permitted.

Our Board recommends a vote FOR the election of the nominees for director named above: Lisa M. Barton, Gary E. McCullough and Charles L. Szews.

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Corporate Governance Practices.    Because corporate governance practices evolve over time, our Board reviews and approves our Corporate Governance Guidelines, committee charters and other governance policies at least once a year and updates them as necessary and appropriate. Our Board is guided by our Corporate Governance Guidelines, which addresses director responsibilities, director access to management, director orientation and continuing education, director retirement and the annual performance evaluations of the Board and its committees. The Corporate Governance Guidelines also direct that the Nominating and Corporate Governance Committee consider the periodic rotation of committee members and committee chairs as a means of introducing fresh perspectives and broadening and diversifying the views and experience represented on the committees of our Board.

Director Independence.    Our Board has determined, after considering all of the relevant facts and circumstances, that Mses. Avril-Groves, Raiss and Barton and Messrs. Best, Matt, McCullough, Smith, Szews and Winkler are independent, as “independent” is defined by the listing standards of the NYSE, because they have no direct or indirect material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) that would cause the independence requirements of the NYSE listing standards not to be satisfied.

Board Leadership Structure.    Ms. Smith serves as the Chairman of the Board, President and CEO of the Company. Our Board has concluded that combining the roles of CEO and Chairman of the Board is the most effective leadership structure for CMC at the present time as it promotes unified leadership and direction for CMC, allowing for a single, clear focus for management to execute CMC’s strategy and business plans. The combination of the Chairman and CEO roles is balanced by the appointment of a Lead Director, as well as the majority of our Board being comprised of independent directors. As discussed further below, the Lead Director is responsible for providing leadership to our Board when circumstances arise in which the joint role of the Chairman and CEO may be, or may be perceived to be, in conflict. The Lead Director also presides over those Board sessions that are attended only by independent directors. Our Board believes that having a Lead Director as part of its leadership structure promotes greater management accountability and ensures that directors have an independent contact on matters of concern to them.

Lead Director.    The independent directors may, when the Chairman of the Board is also an employee of the Company or otherwise not qualified as independent, consider it appropriate to designate, by majority vote, an independent director as Lead Director. Mr. Winkler, the current Lead Director of the Board, will retire from the Board at the Annual Meeting. In light of Mr. Winkler’s retirement, the independent members of the Board in consultation with the Nominating and Corporate Governance Committee (excluding any directors considered as potential candidates for the position of Lead Director) determined to appoint Sarah E. Raiss to serve as Lead Director for term of up to four years effective upon the retirement of Mr. Winkler at the Annual Meeting.

The responsibilities of the Lead Director include:

•	convening and presiding over executive sessions attended only by independent and non-employee directors;

•	communicating to the CEO the substance of discussions held during those sessions to the extent requested by the participants;

•	serving as a liaison between the Chairman of the Board and our Board’s independent directors on sensitive issues and otherwise when appropriate;

•	consulting with the Chairman of the Board on meeting schedules and agendas;

•	consulting with the Chairman of the Board regarding materials to be sent to our Board;

•	consulting with the Chairman of the Board to assure the effectiveness of our Board meeting process;

•	presiding at meetings of our Board in the event of the Chairman of the Board’s absence;

•	leading the Board’s annual evaluation of the Chairman of the Board and the CEO;

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

•	monitoring and coordinating with management on corporate governance issues and developments; and

•	being available to advise committee chairpersons in fulfilling their designated roles and responsibilities to the Board.

The Lead Director is also available to receive direct communications from stockholders, in the manner described below, and may periodically, as directed by our Board, be asked to speak for CMC or perform other responsibilities.

Board’s Role in Risk Oversight.    The Board is responsible for overseeing our risk management processes. Management is principally responsible for defining, identifying and assessing the various risks facing CMC, formulating enterprise risk management policies and procedures and managing our risk exposures on a day-to-day basis. Our Risk Committee, comprised of the members of our executive leadership team, directs this process. Enterprise risks, including environmental, social and governance (“ESG”) risks, are identified and prioritized by the Risk Committee, and each risk is assigned by the Board to a Board committee or the full Board for oversight, depending on the nature of the risk. The Risk Committee provides an annual risk assessment, with periodic updates as appropriate, to the Board or the applicable Board committee, and the Board or Board committee, as the case may be, assesses the risks and reviews options for risk mitigation presented by the Risk Committee, which includes determining a response strategy and monitoring progress on those strategies.

The following shows the allocation of risk oversight among the Board and its committees:

Full Board

Significant ESG, strategic and business risks are monitored by the full Board

Audit Committee	Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee

Oversees the management of risks relating to the integrity of financial reporting, business interruption and cybersecurity, and compliance with legal and regulatory requirements	Oversees the management of risks relating to capital allocation, liquidity and the Company’s strategic business and capital plans	Oversees the management of risks relating to compensation design, attracting and retaining key employees and other human capital matters	Oversees the management of risks associated with corporate governance, including director succession planning

As part of our risk assessment process, the Board or an applicable Board committee also receives presentations throughout the year from management regarding specific potential risks and trends as necessary. Annually, the Finance Committee and the full Board review the Company’s strategic business plans, which includes evaluating the competitive, technological, economic and other risks associated with these plans. We believe that the practices described above facilitate effective Board oversight of our significant risks.

Information Security Risk Oversight and Management.    Information security risk is a significant oversight focus area for the Audit Committee, as well as the entire Board. Over the course of fiscal year 2021, the Board and Audit Committee received four separate cybersecurity briefings from our information security team. In the previous three years, we have not experienced any material data compromise to our information systems. We continue to secure our own manufacturing and information technology infrastructure; to train our employees throughout each year about malware, viruses, hacking, phishing, and other information security risks, including how to avoid and mitigate them; and to protect our sensitive data from failures, breaches, or cyber incidents. We regularly engage third party experts to assess our cybersecurity controls and vulnerabilities in light of emerging

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

threats and upgrade our systems and controls as appropriate. We also have an ongoing information security training and compliance program that is mandatory for all employees.

Corporate Governance Guidelines and Code of Ethics.    Our Board has adopted Corporate Governance Guidelines, which reflect the principles by which we operate. When appropriate, the Nominating and Corporate Governance Committee and our Board review and revise our Corporate Governance Guidelines in response to regulatory requirements and evolving leading practices for similarly situated companies. We have also adopted a Code of Conduct and Business Ethics (the “Code of Conduct”), which applies to all of our directors, officers and employees. In addition, we have adopted a separate Financial Code of Ethics, which is applicable to our CEO, CFO, Corporate Controller, Chief Accounting Officer or persons performing similar functions. We intend to post any amendments to or waivers from our Financial Code of Ethics and our Code of Conduct on our website to the extent applicable to our CEO, CFO, Corporate Controller, Chief Accounting Officer or persons performing similar functions. Our Corporate Governance Guidelines, the Code of Conduct, the Financial Code of Ethics and other information are available at our website, www.cmc.com under the Governance and Board of Directors section, and such information is available in print to any stockholder, without charge, upon request to Commercial Metals Company, 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, or by calling (214) 689-4300.

Annual Board Evaluations.    Each year, the Nominating and Corporate Governance Committee leads the Board through self-evaluations of the Board and its committees to assess whether the Board, its committees, and its members are functioning effectively and, to identify areas where improvement can be made. This process also includes an evaluation of the Chairman of the Board, Lead Director and committee chairpersons. As part of the evaluation process this year, the Nominating and Corporate Governance Committee engaged a third party facilitator to conduct a self-assessment interview with each Board member to enhance participation and encourage candid feedback from the directors. The facilitator compiled and anonymized the results of these interviews and presented summaries that identified common themes, issues and suggestions to the committees and the Board. The Board and its committees reviewed and discussed the summaries during committee and Board executive sessions, then, if appropriate, enhanced policies and practices according to the results. We believe this approach, in addition to ongoing feedback, supports the Board’s effectiveness and continuous improvement.

Management Succession Planning.    Our Board plays an integral oversight role in talent development by actively engaging in the succession planning for the CEO and other key employees at CMC. Our executive leadership team, facilitated by our Vice President, Human Resources, annually presents to the Board a review of executive and senior management, including a discussion of those employees who are considered to be potential successors to executive and senior level positions with regard to their readiness and development opportunities. In addition, our Nominating and Corporate Governance Committee annually reviews and adopts an emergency succession plan for the CEO.

Communications by Stockholders and Other Interested Parties.    Stockholders and other interested parties may communicate with the Lead Director or any of the non-employee and independent directors by submitting a letter addressed to their individual attention or to the attention of non-employee directors c/o Corporate Secretary at P.O. Box 1046, Dallas, Texas 75221.

Stockholder Engagement.    We understand the importance of engaging with stockholders and are committed to regularly hearing our stockholders’ perspectives. Our management team has developed a robust stockholder engagement program. Since our last annual meeting, we engaged with stockholders on topics of importance to both the Company and stockholders. In addition to discussing our business strategy and initiatives, as well as our results and financial performance, we provided an open forum for each stockholder to discuss other matters, such as our response to COVID-19; our initiatives related to diversity, equity and inclusion; human capital management; executive compensation; Board composition, tenure and refreshment, and environmental and sustainability topics. Our engagement efforts and the stockholder feedback we receive are reviewed with our Board and help to promote greater alignment of our governance and executive compensation practices with stockholder interests.

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Meetings of Our Board.    In fiscal year 2021, the entire Board met nine times, six of which were regularly scheduled meetings. All directors attended ninety-nine percent (99%) or more of the meetings of our Board and of the committees on which they served. We expect all directors and nominees to attend the Annual Meeting. All directors attended the annual meeting of stockholders on January 13, 2021, with the exception of Mr. McCullough (who joined the Board on October 12, 2021).

Executive Sessions.    As required by the NYSE listing standards, non-employee and independent directors regularly schedule executive sessions of our Board and its committees in which they meet without the presence of employee directors or management. The presiding director at such executive sessions is the Lead Director. In fiscal year 2021, the non-employee directors, which include all members of our Board other than Ms. Smith, held six non-employee director sessions in connection with Board meetings and no stand-alone meetings.

Sustainability and Corporate Responsibility.    CMC is committed to operating sustainably and being a good corporate citizen for the benefit of our investors, customers, employees and the communities in which we live and work.

Our current sustainability strategy, refreshed in early 2021 to better reflect our strategically transformed company and materiality results, focuses on three areas of impact:

1.

Respect for our Environment. We live where we work – caring for our environment is caring for our communities. At CMC, good business always aligns with good environmental stewardship and good environmental practices, which includes using resources efficiently, promoting the recycling and reuse of ferrous and nonferrous metals, and continually striving to reduce and manage our environmental footprint. For more information, see the Environment page under the Investors section of our website at www.cmc.com.

2.

Acting with Integrity. Our people are our most important resource. We recognize the value of relationships and put people at the center of our business by making health and safety a top priority, fostering a diverse, equitable and inclusive work environment that provides opportunities for training, development and advancement, and making investments that strengthen local economies and support the causes in which our people believe. For more information, see the Values page under the Investors section of our website at www.cmc.com.

3.

Accountability for our Actions. Honesty and transparency with respect to corporate governance, ethics and compliance and a sustainable supply chain, are the best approach to long-term sustainability. We are committed to listening to our customers, training our people and providing quality products and materials that have been manufactured in a socially and environmentally responsible manner.

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

CMC’s business in both the U.S. and Poland is inherently sustainable. As a vertically integrated organization, we purchase and process scrap metal, melt the recycled metal into new steel in our state-of-the-art electric arc furnaces (“EAFs”), roll the new steel into finished products in our rolling mills, and fabricate the finished products into lengths to be used in products that support manufacturing and build buildings and infrastructure in the markets in which we participate. Our operations encompass the entire life cycle of steel from initial production to use and reuse, to recycling. In fiscal year 2021, this vertically integrated manufacturing process prevented more than 8.5 million metric tons of scrap metal from being sent to landfills.

We are also exploring innovative ways to recycle steel more efficiently and cleanly. Our EAF steelmaking technology consumes substantially less energy and fewer natural resources, and generates less emissions compared to traditional blast furnaces. For every ton of steel that we recycle, we conserve approximately 2,500 pounds of iron ore, 1,400 pounds of coal and 120 pounds of limestone. In addition, by using a scrap-based EAF steelmaking process, our CO2 emissions are approximately 60% less than the global steelmaking average, meaning that we have a significantly lower environmental impact compared to our competitors.

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Beginning this year, we will publish our Sustainability Report on an annual basis, addressing the many ways in which we make a positive impact on the world, including through social responsibility and environmental initiatives. We plan to issue our next Sustainability Report in December of 2021. Our most recent Sustainability Report is available on the Investor section of our website at www.cmc.com. Our Sustainability Report is not incorporated by reference in, and does not form a part of, this proxy statement.

Our fiscal year 2021 ESG developments include the following:

•	We began construction of our third micro mill in Mesa, Arizona, which will be the first steel mill in North America to use “Q-One” technology. This technology gives us the capability to directly connect to renewable energy sources, such as solar and wind, making this mill one of the most efficient and environmentally friendly steel mills in the world.

•	We continued to increase our commitment to renewable energy.

•	Under new supply agreements, CMC Steel Tennessee and CMC Steel Texas will increase their renewable electricity usage to 20% and 17%, respectively.

•	Since January 2021, 30% of the electricity consumed at our facilities in Poland is from renewable sources.

•	In December of 2020, CMC Steel Arizona began using solar energy to further reduce our environmental impact.

•	FloridaMakes and the Florida Sterling Counsel recognized CMC Steel Florida as a 2021 Silver Level Winner of the Florida Sterling Manufacturing Business Excellence Award

•	41% of our workforce is ethnically diverse.
•	We reduced our energy consumption by approximately 7.8% from our 2019 levels, surpassing our goal of reducing our energy consumption by 5%.

•	Our products contributed to positive LEED® rating for over 400 LEED® eligible projects.

•	We updated our Environmental Policy to better reflect our commitment to environmental stewardship. A copy of the updated policy can be found on the Environment page under the Sustainability section of our website.

•	Our most important achievement in fiscal year 2021 was maintaining employee health and safety during the ongoing COVID-19 global pandemic. In fiscal year 2021 we had a total recordable injury rate of 1.47, among the lowest in the steel industry, with 103 CMC locations achieving zero injuries.

•	Of our eight director nominees and continuing directors, four are women and one is a minority. As of August 31, 2021, women comprised 50% of our executive leadership team.

•	The Green Large Business Award was presented to us by Keep the Midlands Beautiful (a Keep America Beautiful affiliate).

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Throughout the COVID-19 pandemic, safety has remained our top priority. In March 2020, we formed a COVID-19 Task Force (the “Task Force”), comprised of all of the members of our global leadership team, to establish and implement a companywide, coordinated response to the pandemic. The Task Force acted quickly and decisively, enacting policies and procedures designed to protect the safety, health and well-being of our employees, customers and suppliers, including restrictions on travel and group gatherings, enhanced personal protective equipment, upgraded cleaning and sanitization protocols, physical distancing and modularization of our facilities, health and temperature screenings, remote work wherever possible, structured return to work protocols, and onsite vaccine clinics for our employees. Our response has been dynamic; we have altered our approach as we learned more about COVID-19 and have cascaded any changes or alterations to our protocols company-wide. The timely adoption of these measures allowed us to continue to operate safely during the pandemic, without material business interruptions or disruptions to our customers.

Identifying Emerging Sustainability Issues.    By identifying and proactively addressing ESG risks and opportunities, CMC protects and creates value for its stockholders, employees, customers and society as a whole. Our Risk Committee is primarily responsible for identifying and managing ESG issues, including climate change risks. Our Board maintains oversight over ESG issues at the full Board level and through relevant committees. We also identify emerging ESG issues through our membership and active participation in several industry association committees focused on topics of safety, health and environmental stewardship.

Board Committees

We have four standing board committees: Audit, Compensation, Nominating and Corporate Governance and Finance, the principal responsibilities of which are described below. All committee charters are available at our website, www.cmc.com.

Significant Committee Functions

Audit Committee

Our Board has a standing Audit Committee that performs the activities more fully described in the Audit Committee Report on page 64. All members of the Audit Committee are financially literate under NYSE standards.

Mr. Matt joined the Audit Committee on March 16, 2021.

Members Mr. Szews (Chair) Mr. Best Mr. Matt Ms. Raiss Mr. Smith Meetings in 2021: 8 • All members are independent

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Compensation Committee

Our Board has a standing Compensation Committee that is responsible for the matters described in the Compensation Committee’s charter, including (i) annually reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, (ii) evaluating the performance of the CEO and the other executive officers in light of those goals and objectives and (iii) determining and approving the CEO’s compensation based on this evaluation as well as setting the compensation of the other executive officers following a review with the CEO of the CEO’s evaluation, recommendations and decisions as to the performance and compensation of the other executive officers.

Additional responsibilities of the Compensation Committee are:

•  assisting our Board in the discharge of its responsibilities relating to the establishment, administration and monitoring of fair and competitive compensation and benefits programs for our executive officers and other executives;

•  making recommendations to our Board with respect to incentive compensation plans, equity-based plans and other compensation and benefits programs;

•  administering CMC’s incentive compensation, stock option, and other equity-based plans; and

•  reviewing and making recommendations to our Board regarding any employment, severance, change in control or separation agreement, or any deferred compensation arrangement, to be entered into with any executive officer.

Mr. Kelson served on the Compensation Committee until his passing on February 13, 2021. Ms. Barton and Mr. McCullough joined the Compensation Committee on March 16, 2021 and October 12, 2021, respectively.

For a further discussion of the Compensation Committee’s role in executive officer compensation, the role of executive officers in determining or recommending the amount or form of executive compensation and the Compensation Committee’s engagement and use of independent third-party compensation consultants, please see the “Compensation Discussion and Analysis” section of this proxy statement.

Members Ms. Avril- Groves (Chair) Ms. Barton Mr. McCullough Mr. Winkler Meetings in 2021: 5 • All members are independent

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Nominating and Corporate Governance Committee

Our Board has a standing Nominating and Corporate Governance Committee that is responsible for the matters described in the Nominating and Corporate Governance Committee’s charter, including:

•  identifying and making recommendations as to individuals qualified to be nominated for election to our Board and Board committees;

•  monitoring developments in corporate governance matters and overseeing compliance with statutes, rules and regulations relating thereto, including reviewing, assessing and making recommendations to our Board with respect to our corporate governance guidelines;

•  overseeing the annual self-evaluation of the performance of our Board, Board committees and management;

•  overseeing and recommending compensation of non-employee directors;

•  reviewing and overseeing director orientation and continuing education; and

•  annually reviewing the charters of each committee of the Board, including the charter of the Nominating and Corporate Governance Committee.

Ms. Barton joined the Nominating and Corporate Governance Committee on March 16, 2021.

Members Ms. Raiss (Chair) Ms. Avril-Groves Ms. Barton Mr. Szews Meetings in 2021: 4 • All members are independent

Finance Committee

Our Board has established a standing Finance Committee that is responsible for the matters described in the Finance Committee’s charter, including:

•  reviewing and approving or recommending to our Board, as appropriate, potential strategic transactions including mergers, acquisitions, divestitures and major capital expenditures, as well as conducting post-transaction reviews and analysis;

•  reviewing and making recommendations to our Board with respect to the Company’s annual operating and capital expenditure plan;

•  reviewing and making recommendations to our Board with respect to CMC’s cash position, capital structure and strategies, financing strategies, debt arrangements and insurance coverage matters; and

•  reviewing and making recommendations to our Board with respect to CMC’s dividend policy, stock splits and stock repurchases, debt arrangements, and the issuances, as appropriate, of debt or equity securities.

Mr. Kelson served on the Finance Committee until his passing on February 13, 2021. Ms. Barton served on the Finance Committee through March 16, 2021, when she was appointed to the Nominating and Corporate Governance Committee. Mr. McCullough joined the Finance Committee on October 12, 2021.

Members Mr. Smith (Chair) Mr. Best Mr. Matt Mr. McCullough Mr. Winkler Meetings in 2021: 6 • All members are independent

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for directors. The Board, after considering the recommendation of the Nominating and Corporate Governance Committee, proposes a slate of nominees to the stockholders for election to the Board. For information on how to submit a candidate for consideration, please see “2023 Annual Meeting and Stockholder Proposals.”

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Director Qualifications and Attributes

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. Director candidates must also have an inquisitive and objective perspective, practical wisdom and mature judgment. In addition to considering these qualifications, the Nominating and Corporate Governance Committee will consider such relevant factors as it deems appropriate, including the current composition of our Board, the evaluations of other prospective nominees, and the need for any required expertise on our Board or one of its committees. Dedication of sufficient time, energy and attention to ensure diligent and effective performance of their duties is expected of directors. Directors may not serve on the board of directors of more than three other publicly traded companies. Directors should be committed to serve on our Board for an extended period of time, if elected by stockholders.

Board Diversity

When evaluating candidates, the Nominating and Corporate Governance Committee also considers factors that promote and advance diversity among the members of our Board. Although the Nominating and Corporate Governance Committee does not have a written diversity policy, the Nominating and Corporate Governance Committee considers a number of factors regarding diversity of personal and professional backgrounds (both domestic and international), national origins, specialized skills and acumen, race, gender diversity, and breadth of experience in industry, manufacturing, financing transactions and business combinations.

Our current Board of ten directors includes four women, including our Chairman, and one African American. In addition, 50% of our Board committees are chaired by women. We were named a “2021 Corporate Champion” by the Women’s Forum of New York for having more than 40% of our Board seats held by women.

Executive Officer Diversity

Although we do not have a written policy concerning diversity of executive officers, the Board actively seeks to ensure that a diversity of experiences, backgrounds and viewpoints are represented in our management. As of August 31, 2021, women comprised 50% of our executive leadership team (Barbara Smith, Chairman, President and CEO, Jody Absher, Vice President, General Counsel and Corporate Secretary, and Jennifer Durbin, Vice President Human Resources).

Compensation Committee Report

The Compensation Committee of our Board has reviewed and discussed the following section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to our Board that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into CMC’s Annual Report on Form 10-K for the fiscal year ended August 31, 2021.

Vicki L. Avril-Groves (Chair)

Lisa M. Barton

Gary E. McCullough

Joseph C. Winkler

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Stockholder Alignment and Execution

In fiscal year 2021, we continued to execute on our strategy of becoming a leading producer of reinforcing bar and merchant bar in the United States and Poland. The actions we took in 2021 were in support of our strategy and focused on two key objectives:

1.	Maximize returns to stockholders; and

2.	Strengthen the balance sheet by, among other things, reducing debt.

Our incentive plans were designed to focus our executives on several key performance indicators that allow us to execute these key objectives. Adjusted Earnings, Adjusted EBITDA and ROICC are non-GAAP financial measures. Please refer to Appendix A for reconciliations and other information.

Fiscal year 2021 was a historic year for CMC, showcasing the potential of a transformed company following purposeful strategic repositioning and portfolio re-alignment. The benefits of these efforts became clear in fiscal year 2021 – CMC is now a company with significantly increased earnings, cash flow and operational capabilities. These actions also include a robust balance sheet, positioning CMC to thrive and grow. In addition, CMC published its Sustainability Report which details our enhanced disclosures and ambitious future ESG targets.

Some of the key milestones of fiscal year 2021 include the following:

•	Achieved approximately $413 million in earnings from continuing operations, an increase of 48% over fiscal year 2020;

•	Increased Adjusted EBITDA over fiscal year 2020 by 23%, and generated 15.4% ROICC;

•	Achieved a 10-year high in stock price; stock price increased by over 50% in FY2021;

•	Continued to manage through the COVID-19 pandemic to protect the health of employees and avoid business interruptions and disruptions to our customers;

•	Began construction of our third micro mill in Mesa, Arizona, which will be the first steel mill in North America with direct-connect potential to renewable energy sources;

•	Achieved $25 million in annual EBITDA benefit from network optimization efforts in North America;

•	Continued progress with merchant product growth including an enhanced commercial focus, broader product line offerings and improved product quality; and

•	Successfully commissioned third rolling line in Europe, which began contributing to earnings in the fourth quarter of fiscal year 2021.

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COMPENSATION DISCUSSION AND ANALYSIS

Alignment Between Executive Pay and Company Performance

The Compensation Committee designs compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance.

Above Target Annual Incentive Plan Payouts Aligned with Strong Adjusted Earnings(1) Growth and Return On Invested Capital for Compensation Purposes(2)

(1)

As used in this proxy statement “Adjusted Earnings” means adjusted earnings from continuing operations for compensation purposes (“Adjusted Earnings”). Adjusted Earnings is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

(2)	Return On Invested Capital for Compensation Purposes (“ROICC”). ROICC is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

Above Target PSU Payouts Aligned with Strong Adjusted EBITDA for Compensation Purposes(1) and Relative Total Shareholder Return(2) over the Three-Year Performance Period

(1)	Adjusted EBITDA for Compensation Purposes (“Adjusted EBITDA”). Adjusted EBITDA is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)	Relative Total Shareholder Return (“TSR”) performance and PSU payouts are for the three-year period ended August 31, 2021.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Governance Highlights Regarding Executive Compensation.

Following are highlights of our compensation governance framework:

What we do:

✓	Target total compensation at approximately the 50th percentile of Peer Data (as defined on page 36)

✓	Robust NEO stock ownership and retention guidelines

✓	Double trigger vesting upon a change in control for new equity awards

✓	Double trigger for severance upon a change in control

✓	Majority of NEO compensation is at risk

✓	Multiple performance metrics and multi-year vesting timeframes, emphasizing Adjusted Earnings, Adjusted EBITDA, ROICC and TSR measures

✓	At least 50% of long-term incentive awards are in the form of PSUs

✓	Limited perquisites

✓	Provide market based severance in the event of a change in control

✓	Clawback policy

✓	Independent executive compensation consultants

✓	Analyze risk when setting executive compensation

What we don’t do:

✗	No hedging, pledging or short sales of CMC stock

✗	No tax gross-up reimbursement payments to our executives for excise taxes on payments received in connection with a change in control

✗	No dividend equivalents on stock options
✗	No guaranteed incentive bonus payments

✗	No repricing of stock options without stockholder approval

✗	No acceleration of vesting upon retirement for new equity awards

Say-on-Pay Vote

Strong stockholder support for 2021 say-on-pay

At the Company’s 2021 annual stockholder meeting, the Company received approximately 98.0% support for its say-on-pay proposal. While the say-on-pay vote is advisory and not binding, the Compensation Committee strongly values the opinions of our stockholders as expressed in the say-on-pay vote. The Compensation Committee believes that our 2021 support level demonstrates a strong alignment of our compensation programs with our stockholders’ interests.

The Compensation Committee will continue to consider the outcome of our future say-on-pay votes when making future compensation decisions for the NEOs.

Executive Compensation Participants

CMC’s executive compensation program applies to senior executives and senior managers; however, per the SEC executive compensation disclosure rules, this CD&A focuses on the compensation paid or awarded to the five NEOs included in the Fiscal Year 2021 Summary Compensation Table on page 45.

For fiscal year 2021, the NEOs were:

•	Barbara R. Smith, Chairman, President and CEO

•	Tracy L. Porter, Executive Vice President and COO[1]

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COMPENSATION DISCUSSION AND ANALYSIS

•	Paul J. Lawrence, Vice President and CFO[2]

•	Jody K. Absher, Vice President, General Counsel and Corporate Secretary

•	Jennifer J. Durbin, Vice President, Human Resources[3]

(1) Mr. Porter assumed the role of Executive Vice President on November 4, 2021.

(2) Mr. Lawrence was promoted to Senior Vice President and Chief Financial Officer on November 4, 2021.

(3) Ms. Durbin assumed the role of Vice President Human Resources and Safety on November 4, 2021.

Compensation Objectives and Principles

The Compensation Committee believes that it is in the best interests of stockholders for CMC to establish and maintain a competitive executive compensation program by focusing on the following objectives:

Objective	How We Accomplish this Objective

Attract and Retain Top-Caliber Talent

•  Offer median base salaries and competitive employee benefits coupled with meaningful short- and long-term “variable” incentives

•  Benchmark executive compensation against a peer group of appropriately sized competitors for executive talent

•  Provide long-term incentive vehicles with multi-year vesting periods

Pay for Performance

•  A significant portion of executive potential compensation is based upon our financial performance

•  Annual Cash Incentive Bonus Program is based solely on financial goals

•  Long-term incentive grants are 60% performance-based for the CEO and 50% for the other NEOs

Align Executive and Stockholder Interests

•  Largest portion of executive pay is delivered in the form of long-term incentives that track the Company’s stock price

•  25% of PSUs vest based on TSR which requires us to have strong TSR relative to peers

Determination of Total Compensation

Independent Compensation Advisor

The Compensation Committee engages an independent compensation consultant to assist it in an ongoing review of CMC’s executive compensation program. The review includes an analysis of market compensation best practices and developments, external regulatory requirements, the competitive market for executive talent, the evolving culture and demands of the business, our compensation philosophy, including the features of our compensation program and the extent to which they support the execution of our business and talent needs.

The Compensation Committee engaged FW Cook as its independent compensation consultant in September 2019. All work performed by the independent compensation consultant with regard to our executive compensation program is tasked and overseen directly by the Compensation Committee. At the direction of the Compensation Committee, our management provides information and analyses to the compensation consultant. As discussed further below, CMC participates in and purchases various compensation surveys and studies that management, the compensation consultant and the Compensation Committee use to analyze executive compensation. The Compensation Committee believes that utilizing information from multiple compensation surveys supports an objective and well-rounded view of executive compensation practices.

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COMPENSATION DISCUSSION AND ANALYSIS

FW Cook does not provide any other material services to CMC. The Compensation Committee has assessed the independence of FW Cook pursuant to the NYSE rules, and the Compensation Committee concluded that FW Cook’s work for the Compensation Committee did not raise any conflicts of interest.

Role of Management and CEO in Compensation Decisions

We believe in aligning executive and stockholder interests through an executive compensation program designed with input from management in an ongoing dialogue with the Compensation Committee and, as appropriate, the Compensation Committee’s independent compensation consultant regarding internal, external, cultural, business and motivational challenges and opportunities facing us and our executives. To that end, the executive team analyzes, with assistance from the Compensation Committee’s compensation consultant, trends and recommends improvements to the compensation programs. Specifically, during fiscal year 2021, Ms. Smith reviewed with the Compensation Committee her recommendations (without any recommendation as to her own compensation) regarding base salary adjustments, annual bonus and long-term incentive awards for the NEOs. In addition, during fiscal year 2021, CMC’s Vice President Human Resources, CMC’s Vice President, General Counsel and Corporate Secretary and CMC’s Director of Compensation attended Compensation Committee meetings at the invitation of the Chair of the Compensation Committee. While the Compensation Committee receives management’s input with respect to executive compensation, all decisions regarding compensation for the NEOs are made by the Compensation Committee. The Compensation Committee also meets regularly in executive session (without the attendance of any member of management).

Role of Peer Companies

Compensation Peer Group

Our executive compensation program is designed so that base pay and total short- and long-term compensation is competitive with market practices. Market practices, or benchmarks, are based on peer group data and compensation survey data. FW Cook assisted the Compensation Committee with its review of the compensation peer group for continued appropriateness, considering the comparability of the peer companies in terms of industry focus, size, scope and complexity of operations.

The Compensation Committee also uses compensation survey data in its evaluation of executive pay for the NEOs. Survey data provides insight into positions that may not generally be reported in proxy statements and information about the compensation of executives of non-public companies. To assist the Compensation Committee in evaluating fiscal year 2021 compensation levels, the Compensation Committee reviewed information from the following surveys: Equilar Top 25 and Willis Towers Watson CDB Executive Reports. For purposes of this CD&A, the compensation peer group data and compensation survey data are collectively referred to as “Peer Data.”

Performance Peer Group

The performance peer group is used to measure TSR performance under the PSU program. Similar to the compensation peer group, with the assistance of the compensation consultant, the Compensation Committee reviews the performance peer group on an annual basis for continued appropriateness.

The companies included in the 2021-2023 performance peer group were chosen by the Compensation Committee based on recommendations from FW Cook, with management input. Our performance peer group is broader than our compensation peer group as it is focused more on our comparators for investor capital, and is less bound by revenue size, which is a driver of pay levels in the compensation peer group.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table illustrates the list of our compensation and performance peers:

Company	Compensation Peer	Performance Peer

Alcoa Corp.	X	X

Allegheny Technologies, Inc.	X	X

Arconic	X	X

Arcosa	X

Carpenter Technology Corp.	X	X

Cleveland-Cliffs, Inc.	X	X

Eagle Materials, Inc.		X

Martin Marietta Materials	X	X

MasTec	X

Navistar International	X

Nucor Corp.	X	X

Olympic Steel		X

Oshkosh Corp.	X

Reliance Steel & Aluminum Co	X	X

Ryerson Holdings		X

Schnitzer Steel INDS-CL A		X

Silgan Holdings Inc.	X

Steel Dynamics, Inc.	X	X

Terex	X

The Timken Company	X

TimkenSteel Corp.		X

Trinity Industries	X

United States Steel Corp.	X	X

Vulcan Materials Co.		X

Worthington Industries	X	X

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Mix: Components and Objectives of Short- and Long-Term Compensation

In accordance with our overall compensation philosophy and program, executives are provided with a mix of base salary, short-term incentives, long-term incentives and employee benefits. As shown in the charts below, our compensation philosophy places a significant portion of the potential compensation for each NEO “at risk” such that compensation will vary based on CMC’s performance.

Base Salary

We pay an annual base salary to each of our NEOs in order to provide them with a fixed rate of cash compensation that is “non-variable” during the fiscal year. While the Compensation Committee generally targets base salary at the 50th percentile of the Peer Data, actual base salary may be above or below the 50th percentile based on the Compensation Committee’s review of the underlying scope of an NEO’s responsibilities, individual performance and experience, tenure in the executive’s current position or with CMC, internal pay equity and retention concerns.

For 2021, the Compensation Committee elected to make the changes outlined in the table below to base salary based on the following:

•	Ms. Smith and Mr. Porter requested no base salary increase for 2021 due to uncertain business conditions;

•	Mr. Lawrence’s base salary was increased 4.5% based on his strong performance and consideration of the Peer Data; and

•	Mses. Absher’s and Durbin’s base salaries were increased by 19.4% and 33.3%, respectively, to reflect their strong performance and position the executives near the market median of the Peer Data.

Executive	2021 Base Salary	Percentage Change from 2020 Base Salary

Barbara R. Smith	$1,075,000	—%

Paul J. Lawrence	$575,000	4.5%

Tracy L. Porter	$750,000	—%

Jody K. Absher	$400,000	19.4%

Jennifer J. Durbin	$400,000	33.3%

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive Bonus

Role of the Annual Cash Incentive Bonus

The purpose of the Commercial Metals Company 2013 Cash Incentive Plan (the “2013 Cash Plan”) is to advance the interests of CMC and our stockholders by:

•

providing those employees designated by the Compensation Committee, which may include NEOs, other senior executives, senior managers and other employees, incentive compensation tied to pre-established and objective performance goals;

•	identifying and rewarding superior performance;

•	providing competitive compensation to attract, motivate and retain outstanding employees who achieve superior performance for us; and

•	fostering accountability and teamwork throughout CMC.

Goal-setting Process

The Compensation Committee establishes appropriate performance periods, designates those executives eligible to participate, sets the level of potential awards and determines the financial targets or other performance measures which, if attained, result in payment of awards (the “performance goals”). Management may periodically make recommendations as to these matters, but the Compensation Committee makes all decisions with respect to the implementation of the 2013 Cash Plan.

The performance period for the annual bonus (the “Annual Cash Incentive Bonus”) is our fiscal year. The fiscal year 2021 Annual Cash Incentive Bonus was tied to Adjusted Earnings and ROICC. These metrics focus the executives on effectively utilizing our assets, maximizing operational efficiencies, and seeking profitable growth opportunities.

In November of 2020, the Compensation Committee established 2021 financial performance goals that aligned with CMC’s 2021 operating plan. The operating plan set Adjusted Earnings and ROICC targets that were lower than prior years based on market conditions and industry forecasts, including future market uncertainty due to the economic impact of COVID-19 and prolonged closures of certain segments of the economy.

For 2021, the Compensation Committee adopted a provision so that if 2021 actual performance was above 2020 actual performance, the entire bonus would be paid in cash; however, if 2021 actual performance was lower than 2020 actual performance, any portion above 150% of target would be settled in restricted shares.

At the completion of the year, the Company’s 2021 financial performance was higher than its 2020 performance and the Compensation Committee elected to pay the entire bonus in cash. The Compensation Committee believes that this was the appropriate approach in light of the Company’s record financial performance (e.g., record levels of ROICC and Adjusted Earnings) and stock price achieving a 10-year high. It is also consistent with historical practice.

The table below sets forth each NEO’s fiscal year 2021 threshold, target and maximum bonus opportunities, expressed as a percentage of incentive base pay.

2021 Annual Cash Incentive Bonus Opportunity

Expressed as a Percentage of Incentive Base Pay for Fiscal Year 2021

Name	Incentive Base Pay	Threshold	Target	Maximum

Barbara R. Smith	$1,075,000	67.5%	135%	270%

Paul J. Lawrence(1)	$575,000	37.5%	75%	150%

Tracy L. Porter	$750,000	50.0%	100%	200%

Jody K. Absher(2)	$400,000	30.0%	60%	120%

Jennifer J. Durbin(2)	$400,000	30.0%	60%	120%

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COMPENSATION DISCUSSION AND ANALYSIS

(1)	Mr. Lawrence’s bonus target was increased from 65% to 75% based upon Peer Data.
(2)	Mses. Absher’s and Durbin’s bonus targets were increased from 45% to 60%, respectively, based upon Peer Data and internal pay equity.

2021 Annual Cash Incentive Bonus Performance Goals

The following table sets forth the fiscal year 2021 financial performance goals applicable to each NEO. Payouts for performance in between performance levels are determined using straight line interpolation.

Commercial Metals Company	Weighting	Threshold	Target	Maximum	Actual Performance

Adjusted Earnings(1)	50%	$57 million	$131 million	$191 million	$400 million

ROICC(2)	50%	3.7%	6%	8%	15.4%

Financial Performance Payout Factor					200%

(1)	Adjusted Earnings is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)	ROICC is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

2021 Annual Cash Incentive Bonus Payouts

The table below shows the payouts received by each NEO in fiscal year 2021. The payouts (as a percentage of target) for the NEOs were consistent with those for the rest of the Company.

Executive	Payout ($)	Payout (% of Target)

Barbara R. Smith	$2,902,500	200%

Paul J. Lawrence	$862,500	200%

Tracy L. Porter	$1,500,000	200%

Jody K. Absher	$480,000	200%

Jennifer J. Durbin	$480,000	200%

Long-Term Incentive Program

Through our long-term incentive program, we provide senior executives, including participating NEOs, the opportunity for equity awards contingent on the attainment of multi-year performance goals. Acting in concert, the Annual Cash Incentive Bonus and the long-term incentive programs provide balanced cash incentives and equity incentives that we believe reward executive focus on delivering both financial results and long-term growth. The target long-term incentive awards are designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, total compensation at approximately the 50th percentile of Peer Data.

Fiscal Year 2021 Long-Term Incentive Program

In fiscal year 2021, each NEO received a long-term incentive package consisting of the amounts below.

Executive	Target (% of Salary)	Target ($)	PSU Weighting	RSU Weighting

Barbara R. Smith	450%	$4,837,500	60%	40%

Paul J. Lawrence	175%	$1,006,250	50%	50%

Tracy L. Porter	250%	$1,875,000	50%	50%

Jody K. Absher(1)	100%	$400,000	50%	50%

Jennifer J. Durbin(1)	100%	$400,000	50%	50%

(1)	Mses. Absher’s and Durbin’s long-term incentive targets increased from 15% to 100% based upon promotion to this level and Peer Data.

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COMPENSATION DISCUSSION AND ANALYSIS

Restricted Stock Units (RSUs)

The fiscal year 2021 RSU awards vest ratably over a three-year period and will be settled in shares of CMC common stock.

Performance Share Units (PSUs)

The fiscal year 2021 PSU awards vest at the end of a three-year performance period, which runs from September 2020 to August 31, 2023, and will be settled in shares of Company common stock based 75% on Adjusted EBITDA and 25% based on TSR. The Compensation Committee believes that such metrics are aligned with CMC’s long-term business plan and long-term stockholders’ interests.

Adjusted EBITDA Portion of PSUs (75%)

In each year of the performance period, the Compensation Committee sets an Adjusted EBITDA goal based on the business plan and performance is measured on a cumulative basis as compared to the target level. If a positive ROICC is not attained over the three-year performance period, then under the terms of the award agreements, none of the PSU awards subject to the Adjusted EBITDA metric will vest, regardless of the Adjusted EBITDA performance achieved. The payout formula is intended to encourage strong, focused performance, with each performance level representing what the Compensation Committee deemed to be stretch, but attainable performance goals given the economic and market conditions at the time the goals were set. The Adjusted EBITDA target for fiscal year 2021 was $403 million, and CMC achieved $762 million of Adjusted EBITDA in fiscal year 2021. The following table sets forth the vesting percentage and payout levels for the portion of the PSU awards that vest based on fiscal year 2021—2023 Adjusted EBITDA performance.

2021—2023 Adjusted EBITDA Performance vs. Target

	Adjusted EBITDA Metric
	Threshold (70% of Target)	Target (100%)	Maximum (130% of Target)

Percent of PSUs to Vest:	50%	100%	200%

TSR Portion of PSUs (25%)

The following table sets forth the vesting percentage and payout levels for the portion of the PSU award that vests based on TSR performance.

	TSR Metric
	Threshold >/=P30	Target >/=P50	Maximum >/=P70

Percent of Units to Vest	50%	100%	200%

Fiscal Year 2019—2021 Long-Term Incentive Programs

For the PSUs granted on October 22, 2018 to all of the then-serving NEOs, the awards were settled based on CMC’s achievement of Adjusted EBITDA, ROICC and TSR performance during the three-year performance period ended August 31, 2021 as follows:

	Performance Metric
	Cumulative Adjusted EBITDA	ROICC	TSR Ranking

Target	$1.330 billion	Positive	50th Percentile

Actual	$1.823 billion	12.1%	64th percentile

Adjusted EBITDA Funding: 200% TSR Funding: 171%

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COMPENSATION DISCUSSION AND ANALYSIS

Other Elements of Compensation

As described below, we also provide retirement benefits and health and other welfare benefits to our NEOs.

Retirement and Non-qualified Deferred Compensation Programs

Retirement Plan:    The primary tax qualified long-term compensation retirement plan we have for our employees in the United States is the Commercial Metals Companies Retirement Plan (the “401(k) Plan”). The 401(k) Plan is a defined contribution plan and all Company contributions to the plan are discretionary. Please see footnote 4 to the Fiscal Year 2021 Summary Compensation Table beginning on page 45 for more detailed information.

Benefit Restoration Plan:    As a result of limitations mandated by federal tax law and regulations that limit defined contribution plan retirement benefits of more highly compensated employees, CMC provides the Benefit Restoration Plan (“BRP”), a non-qualified plan for certain executives, including each of the NEOs, designated by the Compensation Committee, who are subject to federally mandated benefit limits in the 401(k) Plan. Following each calendar year-end, we credit to the participant’s account under the BRP a dollar amount equal to the amount of Company contributions that the participant would have received under the 401(k) Plan, but for the limits imposed by law on Company contributions to that plan. A BRP participant may also elect to defer up to 50% of his or her base salary and Annual Cash Incentive Bonus into his or her BRP account. The Compensation Committee believes that the BRP is an important element of our long-term compensation program because it helps attract and retain talent in a competitive market. Please see footnote 4 to the Fiscal Year 2021 Summary Compensation Table beginning on page 45 for more detailed information.

Perquisites

We provide car allowances to each of our NEOs. Please see footnote 4 to the Fiscal Year 2021 Summary Compensation Table beginning on page 45 for more detailed information. We do not own or provide to the NEOs corporate aircraft, security services, an executive dining room or similar perquisites.

Health and Other Welfare Benefits

Our NEOs, along with all other employees, are eligible to participate in medical, dental, vision, life, accidental death and disability, short and long-term disability, and other employee benefits generally made available to employees. In addition, CMC offers a supplemental long-term disability program for executives, including the NEOs, which is intended to replicate the coverage available to non-executive employees.

Termination, Severance and Change in Control Benefits

As of August 31, 2021, the employment agreements with each of our NEOs provide severance benefits upon a qualifying termination of employment. In addition, we have entered into Executive Employment Continuity Agreements (“EECAs”) with each of the NEOs, which provide for enhanced severance benefits in the event of a qualifying termination of employment within two years following a Change in Control (as defined in such agreements). The termination provisions included in the employment agreements and EECAs are further described below in the “Potential Payments and Benefits Upon Termination or Change in Control” section. The Compensation Committee believes the payments provided for under the employment agreements and EECAs upon a qualifying termination of employment to be reasonable in light of the non-competition obligations imposed upon the NEOs post-termination and in order to ensure that we have the continued attention and dedication of the executives during circumstances that could result in a Change in Control.

Finally, the 2013 Cash Plan provides that in the event of a Change in Control, the Compensation Committee has discretion to take such action as it determines to be in the best interest of the Company to determine the extent to which incentive compensation is considered earned and payable during any performance period.

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits our federal tax deduction for compensation paid in any fiscal year to our CEO and our other “covered employees,” as defined in Section 162(m), to $1,000,000. Although the Compensation Committee has analyzed and will continue to analyze the effect that Section 162(m) and the potential lack of deduction for amounts paid in excess of the deduction limit may have on CMC, the Compensation Committee continues to retain flexibility to make compensation decisions that are based on factors other than

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COMPENSATION DISCUSSION AND ANALYSIS

Section 162(m) and related consequences when necessary or appropriate (as determined by the Compensation Committee in its sole discretion) to enable CMC to continue to attract, retain, reward and motivate its highly-qualified executives. This flexibility may include amending or modifying the design elements of our historical compensation programs to the extent those design elements were principally adopted in an effort to comply with Section 162(m).

Compensation Risk Assessment – NEOs

CMC’s compensation policies are structured to discourage inappropriate risk-taking by our executives. The “Compensation Risk Assessment” section on page 57 describes the Compensation Committee’s assessment, which includes, among other things, FW Cook’s annual risk assessment and the Compensation Committee’s belief that our compensation programs do not encourage excessive risk-taking and thus do not create risks that are reasonably likely to have a material adverse effect on CMC.

Stock Ownership Policy and Policy Regarding Hedging and Pledging of Company Stock

Our Board has implemented stock ownership guidelines for directors, executive officers and certain other senior level employees. Our Board believes that minimum ownership guidelines serve to further align the interests of those covered by the guidelines with our stockholders. Individuals who are hired or promoted into positions covered by the guidelines, or who are elected to serve on our Board, have five years following their hire or promotion date to attain the minimum ownership level applicable to their positions. The guidelines require ownership of Company common stock with a value of the greater of the current fair market value or the closing price per share on the date on which the shares were acquired, of not less than the following amounts, as determined on October 31st of each year:

The Compensation Committee established stock ownership guidelines for our non-employee directors, executive officers and other senior level employees, as set forth in the following table:

Position	Stock Ownership Guidelines

Non-Employee Directors	5x the director’s prevailing annual cash retainer award

President and CEO	5x base salary

COO	4x base salary

EVPs, SVPs, each Company business segment President, the CFO, the VP of Human Resources and the General Counsel	3x base salary

Other executives as may be designated by the Compensation Committee	1x base salary

Unvested time-vested restricted stock, unvested time-vested RSUs and vested stock options are included when determining the amount of stock ownership, with each share of unvested time-vested restricted stock and each share subject to unvested time-vested RSUs and vested options counting as one share of Company common stock for each share of Company common stock subject to such RSUs and options. Stock appreciation rights, whether or not vested, unearned PSUs and unvested stock options do not count for purposes of determining compliance with the stock ownership guidelines. In addition, unvested restricted stock and RSUs that are subject to conditions other than time vesting do not count for the purpose of determining stock ownership levels. All persons subject to the guidelines must retain the shares of Company common stock they acquire upon the exercise of any stock options (after payment of the exercise price and taxes) and 50% of the shares of Company common stock issued upon the vesting of any of their restricted stock or RSUs (after payment of taxes) until achievement of the retention levels.

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COMPENSATION DISCUSSION AND ANALYSIS

As of November 15, 2021, all directors and NEOs have met or, within the applicable period, are expected to meet the stock ownership guidelines.

CMC’s insider trading and anti-hedging policy prohibits all employees from buying or selling Company securities while aware of material non-public information and prohibits the disclosure of material non-public information to others who then trade in our securities. The policy is available on our website, www.cmc.com, in the Governance and Board of Directors section. As part of this policy, certain other Company securities related transactions by directors, officers and employees are also prohibited or subject to specific notice and pre-approval requirements. The policy is premised on the belief that even in those circumstances where the proposed transaction may not constitute a violation of law or applicable regulations, it is nonetheless considered inappropriate for any director, officer or other employee of ours to engage in short-term or speculative transactions in our securities, which may be viewed as reducing their incentive to improve our performance or inconsistent with the objectives of our stockholders in general. Therefore, it is our policy that directors, officers and other employees may not engage in any transactions involving our securities which constitute short sales, puts, calls, forwards, futures or other derivative securities. The policy prohibits certain other transactions including hedging or monetization transactions, such as zero-cost collars, forward sale contracts and arrangements pledging Company securities as collateral for a loan (without adequate assurance of other available assets to satisfy the loan).

Clawback Policy

The Compensation Committee has adopted a clawback policy which allows the Compensation Committee, to the extent legally permitted and pursuant to the terms of the policy, to recover annual cash or long-term equity incentive compensation payment or award made or granted to any current or former executive officer if the payment or award was predicated upon achieving financial results that were subsequently the subject of restated financial statements and a lower payment or award would have been made to the executive based upon the restated financial statements.

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EXECUTIVE COMPENSATION

The following tables, footnotes and narratives, found on pages 45 through 56, provide information regarding the compensation, benefits and equity holdings in CMC for the NEOs.

Fiscal Year 2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non Equity Performance Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Barbara R. Smith President and Chief Executive Officer	2021	$1,075,000	$—	$4,859,240	$—	$2,902,500	$217,512	$9,054,252
	2020	$1,063,462	$—	$4,884,774	$—	$2,902,500	$187,605	$9,038,341
	2019	$992,308	$—	$4,414,341	$—	$2,049,000	$192,939	$7,648,588

Paul J. Lawrence Vice President, Chief Financial Officer	2021	$571,154	$—	$1,003,035	$—	$862,500	$86,351	$2,523,040
	2020	$550,000	$—	$962,183	$—	$715,000	$69,508	$2,296,691
	2019	$418,846	$—	$518,336	$—	$340,000	$49,561	$1,326,744

Tracy L. Porter Executive Vice President and Chief Operating Officer	2021	$750,000	$—	$1,868,998	$—	$1,500,000	$137,003	$4,256,001
	2020	$745,385	$—	$1,874,371	$—	$1,500,000	$125,587	$4,245,342
	2019	$716,923	$—	$1,756,249	$—	$1,100,000	$122,928	$3,696,100

Jody K. Absher(5) Vice President, General Counsel and Corporate Secretary	2021	$390,000	$—	$398,716	$—	$480,000	$60,589	$1,329,306
	2020	$271,917	$—	$33,552	$—	$301,500	$37,989	$644,959
	2019	$—	$—	$—	$—	$—	$—	$—

Jennifer J. Durbin(5) Vice President, Human Resources	2021	$384,616	$—	$398,716	$—	$480,000	$56,342	$1,319,674
	2020	$275,684	$—	$33,552	$—	$270,000	$40,445	$619,681
	2019	$—	$—	$—	$—	$—	$—	$—

(1)	No additional cash bonuses were paid in fiscal year 2021.
(2)

Amounts reported in this column for fiscal year 2021 represent the grant date fair value of PSUs and RSUs awarded in fiscal year 2021 and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The grant date fair value for PSUs is based on the probable outcome of the vesting conditions as of the grant date. The maximum value of the PSUs for Ms. Smith and Messrs. Lawrence, and Porter, and Mses. Absher and Durbin respectively, are as follows: $6,009,746, $1,041,748, $1,941,125, $414,079 and $414,079. Assumptions used in determining these values can be found in Note 13 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 14, 2021.

(3)

Amounts reported in fiscal year 2021 for each NEO represent the 2021 Annual Cash Incentive Bonus earned by each NEO. Please see the Compensation Discussion & Analysis for further information regarding these bonuses.

(4)

For fiscal year 2021, this column includes a contribution of $8,325 to the 401(k) Plan account for Ms. Smith, $7,425 for Mr. Lawrence, $8,325 for Mr. Porter, $13,150 for Ms. Absher, and, $11,467 for Ms. Durbin. This column also includes contributions to the BRP accounts of Ms. Smith of $159,675, Mr. Lawrence of $45,497, Mr. Porter of $88,875, Ms. Absher of $18,743, and Ms. Durbin of $17,083. This column also includes car allowances for Ms. Smith of $10,000, Mr. Lawrence of $10,000, Mr. Porter of $10,000, Ms. Absher of $10,000, and Ms. Durbin of $10,000. Under the terms of the Executive Annual Health Program, all NEOs were eligible to be reimbursed for the cost of an annual physical up to a maximum of $10,000. Due to health care privacy concerns, the actual reimbursements for participants under this program are not shown and instead this column includes the maximum amount eligible for reimbursement. This column also includes the

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EXECUTIVE COMPENSATION

premiums paid on behalf of the executive by CMC for supplemental long-term disability coverage in the amounts of $5,779, $5,520, $4,777, $4,812, and $5,820 for Mses. Smith, Absher, and Durbin and Messrs. Lawrence, and Porter, respectively.
(5)	Mses. Absher and Durbin were not NEOs prior to fiscal year 2021.

Grants of Plan Based Awards

The following table and footnotes provide information regarding grants of plan based awards to NEOs in fiscal year 2021.

Grants of Plan Based Awards in Fiscal Year 2021

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Barbara R. Smith	10/13/2020	$725,625	$1,451,250	$2,902,500	62,989	125,977	251,954	—	$3,004,865
	10/13/2020	$—	$—	$—	—	—	—	83,984	$1,854,367
Paul J. Lawrence	10/13/2020	$215,625	$431,250	$862,500	10,919	21,837	43,674	—	$520,865
	10/13/2020	$—	$—	$—	—	—	—	21,837	$482,161
Tracy L. Porter	10/13/2020	$375,000	$750,000	$1,500,000	20,345	40,690	81,380	—	$970,554
	10/13/2020	$—	$—	$—	—	—	—	40,690	$898,435
Jody K. Absher	10/13/2020	$120,000	$240,000	$480,000	4,340	8,680	17,360	—	$207,040
	10/13/2020	$—	$—	$—	—	—	—	8,681	$191,676
Jennifer J. Durbin	10/13/2020	$120,000	$240,000	$480,000	4,340	8,680	17,360	—	$207,040
	10/13/2020	$—	$—	$—	—	—	—	8,681	$191,676

(1)	Represents the Annual Cash Incentive Bonus under the 2013 Cash Plan. The 2013 Cash Plan and the terms of these awards are described in the section entitled “Annual Cash Incentive Bonus” on page 39.
(2)

Represents PSUs granted under CMC’s 2013 Long-Term Equity Incentive Plan, with 75% of the PSUs vesting based on CMC’s achievement of financial performance goals relating to ROICC and Adjusted EBITDA, and 25% of the PSUs vesting based on CMC’s TSR performance compared to the TSR peer group. The performance period for the PSUs granted on October 13, 2020 commenced on September 1, 2020 and will continue through August 31, 2023. The 2021-2023 long-term incentive program is described in further detail in the section entitled “Long-Term Incentive Program” on page 40.

(3)

Represents RSUs granted under CMC’s 2013 Long-term Equity Incentive Plan that vest ratably over three years from the date of grant, subject to the NEO’s continued employment through the applicable vesting date.

(4)

Represents the grant date fair value of PSUs and RSUs awarded in fiscal year 2021 and calculated in accordance with FASB ASC Topic 718. The grant date fair value for the portion of the PSUs that vest based on Adjusted EBITDA and ROICC performance was based on the probable outcome of the performance-based vesting conditions as of the grant date. The grant date fair value for the portion of the PSUs that vest based on TSR performance was based on the probable outcome of the market-based vesting condition and the application of a Monte Carlo simulation model. Assumptions used in determining these values can be found in Note 13 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 14, 2021.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

As of August 31, 2021, we have entered into employment agreements with Mses. Smith, Absher and Durbin and Messrs. Porter and Lawrence. The agreements generally have an initial term of one year (with the exception of Ms. Smith and Mr. Porter’s agreements, which had initial terms of two years), with automatic one-year renewals thereafter unless terminated by either party. The employment agreements set forth a minimum annual base salary and provide that each executive is eligible to earn a bonus under our compensation program but has no

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EXECUTIVE COMPENSATION

guaranteed bonus amount. Each executive is also eligible to participate in or receive benefits under any plan or arrangement made generally available to our employees. Please see the narrative and tables included in the “Potential Payments and Benefits Upon Termination or Change in Control” section on pages 49 through 56 for a description of the compensation that would be paid to the NEOs in the event of their termination following a Change in Control, as well as other events resulting in termination of employment.

Material terms of the grants of plan based awards are described on pages 39 through 40 where we have discussed the Annual Cash Incentive Bonus and pages 40 through 41 where we have discussed the long-term incentive awards. The fiscal year 2021 long-term incentive awards for Mses. Smith, Absher, Durbin and Messrs. Lawrence, and Porter, consisted of time-based RSUs and PSUs, with 75% of the PSUs vesting based on CMC’s achievement of financial performance goals related to adjusted EBITDA and ROICC and 25% of the PSUs vesting based on CMC’s TSR performance compared to the performance peer group. The awards for Mses. Absher and Durbin consisted of time-based RSUs only based upon their prior positions. The percentage of salary and bonus (as noted in the Non Equity Performance Incentive Plan Compensation column) of each of the NEOs as compared to the total compensation in the Fiscal Year 2021 Summary Compensation Table is as follows: Ms. Smith (44%), Mr. Lawrence (57%), Mr. Porter (53%), Ms. Absher (65%), and Ms. Durbin (66%).

Outstanding Equity Awards at Fiscal Year-End

The following table and footnotes provide information regarding PSUs and RSUs as of the end of fiscal year 2021. As of August 31, 2021, none of our NEOs held outstanding options or stock appreciation rights (“SARs”). The market value of shares that have not vested was determined by multiplying the closing market price of our common stock on August 31, 2021 on the NYSE, $32.62, by the number of shares that have not vested.

Outstanding Equity Awards at 2021 Fiscal Year-End

Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares Or Units Of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested

Barbara R. Smith	33,065	(1)	$1,078,580	—		$—

	69,843	(2)	$2,278,279	314,294	(3)	$10,252,270

	83,984	(4)	$2,739,558	251,954	(5)	$8,218,739

Paul J. Lawrence	4,880	(1)	$159,186	—		$—

	17,371	(2)	$566,642	52,112	(3)	$1,699,893

	21,837	(4)	$712,323	43,674	(5)	$1,424,646

Tracy L. Porter	16,533	(1)	$539,306	—		$—

	33,839	(2)	$1,103,828	101,516	(3)	$3,311,452

	40,690	(4)	$1,327,308	81,380	(5)	$2,654,616

Jody K. Absher	631	(1)	$20,583	—		$—

	1,277	(2)	$41,656	—		$—

	8,681	(4)	$283,174	17,360	(5)	$566,283

Jennifer J. Durbin	631	(1)	$20,583	—		$—

	1,277	(2)	$41,656	—		$—

	8,681	(4)	$283,174	17,360	(5)	$566,283

(1)

Represents RSUs granted on October 22, 2018, with one-third of the award vested one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.

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EXECUTIVE COMPENSATION

(2)

Represents RSUs granted on October 21, 2019, with one-third of the award vested one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.

(3)

In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on October 21, 2019, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to ROICC and Adjusted EBITDA and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2020-2022 performance period.

(4)

Represents RSUs granted on October 13, 2020 with one-third of the award vested one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.

(5)

In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on October 13, 2020, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to ROICC and Adjusted EBITDA and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2021-2023 performance period.

Option/SARs Exercises and Stock Vested

The following table provides information regarding stock vested during fiscal year 2021 for the NEOs. No SARs were exercised by NEOs in fiscal year 2021.

Option/SARs Exercises and Stock Vested in Fiscal Year 2021

	Options/SARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Barbara R. Smith	—	$—	396,698	$11,558,824
Paul J. Lawrence	—	$—	43,963	$1,239,679
Tracy L. Porter	—	$—	145,329	$4,176,879
Jody K. Absher	—	$—	1,706	$35,995
Jennifer J. Durbin	—	$—	1,713	$36,144

(1)	Included in these columns are the number of shares and the associated value realized with respect to the vesting of the RSUs and PSUs.

Nonqualified Defined Contributions and Other Deferred Compensation Plans

All of the NEOs have previously been designated by the Compensation Committee as being eligible to participate in the BRP. Participants can elect to defer W-2 earnings, including annual bonus awards, up to a maximum of 50% of such earnings. Deferrals are matched up to 4.5%, with the matching contributions vesting after two years of service. Annually, BRP participants must elect, prior to the fiscal year in which the compensation to be credited or deferred to the BRP is earned, the time at which they want distributions from the BRP. Amounts may be deferred for a minimum of one year. Distribution election options include commencement upon retirement either in a lump sum or installments or at a set future date either in lump sum or installments even if employment continues with us. In the event of death or disability, the participant or his or her estate will receive a lump sum payment. The payment of amounts deferred by NEOs after December 31, 2004 and that are to be paid after termination of employment, will be delayed for six months following termination of employment in order to comply with Section 409A of the Code.

Amounts deferred into the BRP by the participant as well as contributions by us are credited with market earnings or losses based on the participant’s self-directed investment election and allocation among a group of mutual

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EXECUTIVE COMPENSATION

funds. The mutual funds available in the BRP have investment objectives similar, but not identical to, those funds available to all employees under our tax-qualified plan. There is no above-market or preferential interest rates credited on any compensation deferred in the BRP. Participants may change fund choices on a daily basis to the extent permitted by the funds.

The following table and footnotes provide information regarding the non-qualified deferred compensation plan during fiscal year 2021 for the NEOs.

Fiscal Year 2021 Non-Qualified Deferred Compensation Table

Name	Executive’s Contribution in Last FY ($)	Registrant’s Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FY
Barbara R. Smith	$201,462	$183,375	$260,981	$—	$3,238,720(1)
Paul J. Lawrence	$52,708	$54,082	$48,285	$—	$336,282(2)
Tracy L. Porter	$137,354	$102,825	$58,824	$—	$3,243,494(3)
Jody K. Absher	$63,764	$21,893	$22,054	$—	$147,891(4)
Jennifer J. Durbin	$107,808	$20,071	$25,869	$—	$207,353(5)

(1)	Approximately 52% of the aggregate balance at 2021 fiscal year end results from Ms. Smith’s voluntary deferrals of compensation to the BRP since participation began in 2013.
(2)	Approximately 41% of the aggregate balance at 2021 fiscal year end results from Mr. Lawrence’s voluntary deferrals of compensation to the BRP since participation began in 2017.
(3)	Approximately 39% of the aggregate balance at 2021 fiscal year end results from Mr. Porter’s voluntary deferrals of compensation to the BRP since participation began in 2006.
(4)	Approximately 62% of the aggregate balance at 2021 fiscal year end results from Ms. Absher’s voluntary deferrals of compensation to the BRP since participation began in 2019.
(5)	Approximately 72% of the aggregate balance at 2021 fiscal year end results from Ms. Durbin’s voluntary deferrals of compensation to the BRP since participation began in 2020.

Potential Payments and Benefits Upon Termination or Change in Control

Under our executive compensation program, severance payments and the provision of benefits can be triggered upon termination of an NEO’s employment and following a Change in Control. These payments may include payments resulting from the employment agreements and EECAs discussed below.

Employment Agreements

Below is a description of the termination provisions included in each of the employment agreements and EECAs. As of August 31, 2021, the NEOs are also bound under the terms of their employment agreements to certain non-competition provisions during the term of the employment and for 18 months thereafter and certain non-solicitation restrictions for a period of two years after termination of employment.

Smith, Porter, Lawrence, Absher and Durbin.    If we terminate Ms. Smith’s, Mr. Porter’s, Mr. Lawrence’s, Ms. Absher’s or Ms. Durbin’s employment for cause under the terms of their respective employment agreements or under the applicable law or if any such executive terminates his or her own employment without good reason, then we have no further payment obligations to him or her, except accrued and unused vacation. If the employment of any of these executives is terminated due to death or disability, such executive or his or her respective estate shall be entitled to: (i) any applicable life insurance or disability benefits; (ii) a pro-rata share of any applicable bonus as determined by our Board; (iii) payment of any cash incentive due under the 2013 Cash Plan; (iv) vesting of SARs, restricted stock and/or stock options to the extent permitted by the terms of the applicable equity incentive plan and award or grant agreements; and (v) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contributions attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

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EXECUTIVE COMPENSATION

If we terminate Mr. Porter’s employment without cause, if Mr. Porter terminates for good reason, or if we do not renew his employment agreement, pursuant to his employment agreement, he shall be entitled to: (i) a lump sum payment equal to 1.5 times his then current annual base salary; (ii) a cash payment in lieu of a bonus equal to the greater of (a) 1.5 times the average annual bonus he received for the five fiscal year period ending with our last completed fiscal year prior to the termination or (b) his annual bonus target as established by our Board for our last completed fiscal year prior to the termination, the foregoing when combined with (i) not to exceed two times the executive’s then current annual base salary; and (ii) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contribution attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

If we terminate Ms. Smith’s, Mr. Lawrence’s, Ms. Absher’s or Ms. Durbin’s employment without cause, if he or she terminates for good reason, or if we do not renew his or her employment agreement, pursuant to their respective employment agreements, such executive will be entitled to: (i) an amount equal to two times the executive’s then current annual base salary; and (ii) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contribution attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts. In addition to the foregoing, as of August 31, 2021, Mr. Porter’s employment agreement included a provision which entitled him to receive a “gross-up” payment from the Company to cover any excise taxes imposed by Section 4999 of the Code with respect to certain payments in connection with a termination of his employment. On November 11, 2021, Mr. Porter’s employment agreement was amended to remove such tax gross-up provision. The Company is committed to excluding excise tax gross-up provisions from all future employment agreements.

Under Ms. Smith’s Mr. Porter’s, Mr. Lawrence’s, Ms. Absher’s and Ms. Durbin’s employment agreements, “cause” is defined as the executive’s: (i) theft, embezzlement, fraud, financial impropriety, any other act of dishonesty relating to such executive’s employment or any willful violation of Company policies or directives or laws, rule or regulations applicable to CMC; (ii) willful commission of acts that would support the finding of a felony or lesser crime involving fraud, dishonesty, misappropriation or moral turpitude; (iii) failure to perform the duties and obligations under such executive’s employment agreement; or (iv) commission of an act in performing such executive’s duties amounting to gross negligence or willful misconduct.

Under Mr. Porter’s employment agreement, “good reason” is defined as our breach of the agreement, a significant reduction in the executive’s responsibilities or compensation, or our requiring the executive to work at a location more than 50 miles from our current location. Under Ms. Smith’s, Mr. Lawrence’s, Ms. Absher’s and Ms. Durbin’s employment agreements, “good reason” is defined as our breach of the agreement or a significant reduction in the executive’s responsibilities or compensation.

EECAs.    In August 2020, each of the NEOs entered into an amended and restated EECA. The EECA is intended to ensure that we will have the continued attention and dedication of the executive during events that might lead to, and in the event of, a Change in Control of the Company. Should a Change in Control occur, we have agreed to continue to employ each executive for a period of two years thereafter (the “Employment Period”). The EECAs terminate two years after a Change in Control.

During the Employment Period, each executive will continue to receive: (i) an annual base salary equal to at least the executive’s base salary before the Change in Control; (ii) cash bonus opportunities equivalent to that available to the executive under our annual and long-term cash incentive plans in effect immediately preceding the Change in Control; and (iii) continued participation in all incentive plans, including equity incentive, savings, deferred compensation, retirement plans, welfare benefit plans and other employee benefits on terms no less favorable than those in effect during the 90-day period immediately preceding the Change in Control.

If the executive’s employment is terminated during the Employment Period for other than cause or disability (including Constructive Termination (as defined below)), the EECA requires us to pay certain severance benefits to the executive in a lump sum within 30 days following termination. The severance benefits for Mses. Smith, Absher and Durbin and Messrs. Porter and Lawrence include an amount equal to unpaid salary, vacation pay and certain other amounts considered to have been earned prior to termination as well as two times the sum of (i) the highest annual base salary in effect at any time during the five year period prior to the Change in Control and (ii) the executive’s target cash bonus opportunity for the performance period in which the termination date

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EXECUTIVE COMPENSATION

occurs. Under the terms of the EECA, the severance paid is determined based on a multiple of salary only and does not include a multiple of salary plus bonus. Company contributions to retirement plans and participation, including that of the executive’s eligible dependents, in Company provided welfare plan benefits will be continued for two years following termination. The executive shall become fully vested in all stock incentive awards and all stock options shall remain exercisable for the remainder of their term. The EECA contains a “double trigger” in that there must be present both a Change in Control and a termination of the executive in order to trigger severance payments under these agreements. We believe that this double trigger is a reasonable trigger for severance compensation under the EECAs and that these agreements provide a mechanism for eliminating the distraction to the executives that is inherent in change in control events.

The EECA does not provide for a “tax gross up” reimbursement payment by us to the executive for taxes, including excise taxes under Section 4999 of the Code, which the employee may owe as a result of receipt of payments under the EECA in connection with the Change in Control. The EECA does require us to determine if the payments to an executive under the EECA combined with any other payments or benefits to which the executive may be entitled (in aggregate the “Change in Control Payments”) would result in the imposition on the executive of the excise tax under Section 4999. We will either reduce the Change in Control Payments to the maximum amount which would not result in imposition of the Section 4999 excise tax or pay the entire Change in Control Payment to the executive if, even after the executive’s payment of the Section 4999 excise tax, the executive would receive a larger net amount.

In the event the executive is terminated more than two years following a Change in Control, no severance benefits are provided under the EECA. The EECA provides that the executive not disclose any confidential information relating to us and, for a period of one year following termination of employment, not compete with the business as conducted by the Company within 100 miles of a Company facility nor solicit or hire employees of the Company or knowingly permit (to the extent reasonably within the executive’s control) any business or entity that employs the executive or in which the executive has an ownership interest to hire Company employees. If a court rules that the executive has violated these provisions, the rights of the executive under the EECA will terminate.

Plan Awards.    In addition to the EECAs, although our existing equity incentive plan provides for accelerated vesting of stock-based awards as a result of a Change in Control, as defined by such plan, we have adopted a “double trigger” requirement for new equity awards effective fiscal year 2019 such that vesting will accelerate only if the participant has a qualifying termination within 24 months after a qualifying change in control event. A “qualifying termination” means retirement occurring at least 12 months after the award’s grant date, termination as a result of the participant’s permanent disability, or termination by us without cause or by the participant for good reason. Further, the 2013 Cash Plan provides that in the event of a Change in Control, the Compensation Committee has discretion to take action to determine the extent to which incentive compensation is considered earned and payable during any performance period, consistent with the requirements of Section 162(m) of the Code, and further consistent with our best interests.

The EECA, cash and equity incentive plans define a Change in Control to be the occurrence of one of the following events: (i) the acquisition of twenty-five percent (25%) or more of our outstanding voting securities; (ii) the replacement of a majority of the members of our Board by directors not approved by the incumbents; (iii) the sale of substantially all of our assets to an entity of which we own less than fifty percent (50%) of the voting securities; or (iv) the merger of the Company resulting in the pre-merger stockholders of the Company not controlling at least fifty percent (50%) of the post-merger voting securities. The EECA defines Constructive Termination as the failure to maintain the executive in the position held by him or her prior to the Change in Control, a material adverse change in the executive’s responsibilities, the failure to pay the amounts due to the executive under the EECA, the failure of any successor to the Company to assume the EECA, or requiring the executive to relocate more than 50 miles from his workplace.

In order to describe the payments and benefits that are triggered for each event, we have created the following tables for each NEO estimating the payments and benefits that would be paid under each element of our compensation program assuming that the NEO’s employment terminated or the Change in Control occurred on August 31, 2021, the last day of our 2021 fiscal year. In all cases the amounts were valued as of August 31, 2021, based upon, where applicable, a closing share price on August 31, 2021 of $32.62.

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EXECUTIVE COMPENSATION

The amounts in the following tables are calculated as of August 31, 2021 pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Barbara R. Smith Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$2,150,000	$—	$—	$2,150,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$2,902,500	$2,902,500	$2,902,500
Long-term Incentives Restricted Stock Unvested and Accelerated(2)	$—	$15,331,922	$—	$—	$—	$15,331,922	$7,069,928	$7,069,928
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—

Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$625,650	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$79,175	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$1,320,000	$—
Accrued Vacation Pay(6)	$82,692	$82,692	$82,692	$82,692	$—	$82,692	$82,692	$82,692

Total	$82,692	$15,414,614	$2,232,692	$82,692	$—	$21,171,939	$11,375,120	$11,055,120

(1)	Amounts reported for base salary and annual bonus are calculated pursuant to Ms. Smith’s employment agreement and EECA described on pages 49 through 51.
(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability a pro rata portion of the unvested RSUs awards shall automatically become vested and payable. For PSUs a pro rata portion of the unvested awards shall continue to vest and be payable at time other participants are vested. Following a qualified retirement (subject to consent of the Compensation Committee) awards continue to vest and must be at least six months from the award date. In a change in control event, awards include a “double trigger”. In a change in control event awards will vest 100% upon termination of service within 24 months of the change in control if executive is terminated by the company, other than for Cause or Disability, or executive terminates employment for a Qualifying Termination.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Ms. Smith’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2021 premiums and actual calendar year 2021 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

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Paul J. Lawrence Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement (7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,150,000	$—	$—	$1,150,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$862,500	$862,500	$862,500
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$3,000,420	$1,321,436	$1,321,436
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—

Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$237,770	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$78,795	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$4,385,000	$—
Accrued Vacation Pay(6)	$44,231	$44,231	$44,231	$44,231	$—	$44,231	$44,231	$44,231

Total	$44,231	$44,231	$1,194,231	$44,231	$—	$5,373,716	$6,613,167	$3,228,167

(1)

Amounts reported for base salary and annual bonus are calculated pursuant to Mr. Lawrence’s employment agreement and EECA described on pages 49 through 51. As noted in footnote 7 below, Mr. Lawrence is not eligible for ordinary retirement.

(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability a pro rata portion of the unvested RSUs awards shall automatically become vested and payable. For PSUs a pro rata portion of the unvested awards shall continue to vest and be payable at time other participants are vested. Following a qualified retirement (subject to consent of the Compensation Committee) awards continue to vest and must be at least six months from the award date. In a change in control event, awards include a “double trigger”. In a change in control event awards will vest 100% upon termination of service within 24 months of the change in control if executive is terminated by the company, other than for Cause or Disability, or executive terminates employment for a Qualifying Termination.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Lawrence’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2021 premiums and actual calendar year 2021 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(7)	Mr. Lawrence is not eligible for ordinary retirement based on his length of service with the Company.

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EXECUTIVE COMPENSATION

Tracy L. Porter Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,500,000	$—	$—	$1,500,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$1,500,000	$1,500,000	$1,500,000
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$2,733,882	$5,953,476	$2,733,882	$—	$—	$5,953,476	$2,733,882	$2,733,882
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—

Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$384,000	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$68,717	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$1,080,000	$—
Accrued Vacation Pay(6)	$57,692	$57,692	$57,692	$57,692	$—	$57,692	$57,692	$57,692
Excise Tax Gross-Up(7)	$—	$—	$—	$—	$—	$—	$—	$—

Total	$2,791,574	$6,011,168	$4,291,574	$57,692	$—	$9,463,885	$5,371,574	$5,291,574

(1)	Amounts reported for base salary and bonus are calculated pursuant to Mr. Porter’s employment agreement and EECA described on pages 49 through 51.
(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability a pro rata portion of the unvested RSUs awards shall automatically become vested and payable. For PSUs a pro rata portion of the unvested awards shall continue to vest and be payable at time other participants are vested. Following a qualified retirement (subject to consent of the Compensation Committee) awards continue to vest and must be at least six months from the award date. In a change in control event, awards include a “double trigger”. In a change in control event awards will vest 100% upon termination of service within 24 months of the change in control if executive is terminated by the company, other than for Cause or Disability, or executive terminates employment for a Qualifying Termination.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Porter’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2021 premiums and actual calendar year 2021 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(7)

As described on page 50, pursuant to his employment agreement in effect as of August 31, 2021, and in the event of his termination in connection with a Change in Control, Mr. Porter would have been entitled to receive an excise tax gross-up payment from the Company to cover any excise taxes imposed by Section 4999 of the Internal Revenue Code. We calculated the amount of tax gross-up to which Mr. Porter would have been entitled if his employment had been terminated in connection with a Change in Control on August 31, 2021 and determined that he would not have been entitled to a tax gross-up payment. Mr. Porter’s employment agreement has been amended to eliminate his right to receive an excise tax gross-up payment.

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EXECUTIVE COMPENSATION

Jody K. Absher Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement (7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$800,000	$—	$—	$800,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$480,000	$480,000	$480,000
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$628,555	$200,548	$200,548
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—

Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$141,203	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$47,381	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$800,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$6,635,000	$—
Accrued Vacation Pay(6)	$30,769	$30,769	$30,769	$30,769	$—	$30,769	$30,769	$30,769

Total	$30,769	$30,769	$830,769	$30,769	$—	$2,127,908	$7,346,317	$1,511,317

(1)

Amounts reported for base salary and bonus are calculated pursuant to Ms. Absher’s employment agreement and EECA described on pages 49 through 51. As noted in footnote 7 below, Ms. Absher is not eligible for ordinary retirement.

(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability a pro rata portion of the unvested RSUs awards shall automatically become vested and payable. For PSUs a pro rata portion of the unvested awards shall continue to vest and be payable at time other participants are vested. Following a qualified retirement (subject to consent of the Compensation Committee) awards continue to vest and must be at least six months from the award date. In a change in control event, awards include a “double trigger”. In a change in control event awards will vest 100% upon termination of service within 24 months of the change in control if executive is terminated by the company, other than for Cause or Disability, or executive terminates employment for a Qualifying Termination.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Ms. Absher’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2021 premiums and actual calendar year 2021 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(7)	Ms. Absher is not eligible for ordinary retirement based on her length of service with the Company.

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EXECUTIVE COMPENSATION

Jennifer J. Durbin Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement (7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$800,000	$—	$—	$800,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$480,000	$480,000	$480,000
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$628,555	$200,548	$200,548
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—

Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$135,739	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$75,997	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$800,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$7,710,000	$—
Accrued Vacation Pay(6)	$30,769	$30,769	$30,769	$30,769	$—	$30,769	$30,769	$30,769

Total	$23,077	$23,077	$830,769	$30,769	$—	$2,151,060	$8,421,317	$1,511,317

(1)

Amounts reported for base salary and bonus are calculated pursuant to Ms. Durbin’s employment agreement and EECA described on pages 49 through 51. As noted in footnote 7 below, Ms. Durbin is not eligible for ordinary retirement.

(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability a pro rata portion of the unvested RSUs awards shall automatically become vested and payable. For PSUs a pro rata portion of the unvested awards shall continue to vest and be payable at time other participants are vested. Following a qualified retirement (subject to consent of the Compensation Committee) awards continue to vest and must be at least six months from the award date. In a change in control event, awards include a “double trigger”. In a change in control event awards will vest 100% upon termination of service within 24 months of the change in control if executive is terminated by the company, other than for Cause or Disability, or executive terminates employment for a Qualifying Termination.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Ms. Durbin’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2021 premiums and actual calendar year 2021 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(7)	Ms. Durbin is not eligible for ordinary retirement based on her length of service with the Company.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, and in accordance with applicable SEC interpretive guidance, we are providing the ratio of the annual total compensation of our CEO, Ms. Smith, to the annual total compensation of our median employee as of August 31, 2021. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.

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EXECUTIVE COMPENSATION

Our principal executive officer is Ms. Smith, Chairman of the Board, President and CEO. Ms. Smith had annual total compensation of $9,054,252 in fiscal year 2021, as reflected in the Summary Compensation Table. Our median employee’s (excluding the CEO) annual total compensation in fiscal year 2021 was $53,132. Therefore, we estimate that Ms. Smith’s annual total compensation for 2021 was 170 times that of our median employee.

As permitted by SEC rules, we used the same “Median Employee” that was identified in the preparation of our pay ratio disclosure last year because there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure. Last year, we identified our Median Employee using our employee population as of August 31, 2020, the last day of our 2020 fiscal year. As of that date we had 12,387 employees globally. In determining the employee population, we included 10,034 employees in the United States and 2,341 employees in Poland, and excluded 12 employees in China, who represented less than 5% of our total employees, as permitted under the applicable SEC de minimis exemption. As a result, we included all full-time and part-time employees of the Company and its consolidated subsidiaries, amounted to 12,375. The compensation of permanent employees who did not work for the entire year had not been annualized. Earnings of our employees in Poland were converted from 3.8418 PLN to $1.00 which is consistent with conversions for other purposes. The Company determined its median employee utilizing total taxable income, or equivalent, consistently applied to all included employees for the Company’s completed fiscal year 2021. We then utilized the same rules which we applied to the calculation of total compensation of the Company’s NEOs, as reflected in the Summary Compensation Table, to determine the annual total compensation of our median employee.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Risk Assessment – Company-wide Compensation Policies and Programs

The Compensation Committee has established and plans to continue to refine Company-wide compensation policies and programs that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Compensation Committee undertook, during our most recently ended fiscal year, an assessment of our compensation arrangements, including those for our NEOs. In conducting this assessment, the Compensation Committee asked FW Cook, its independent compensation consultant to perform, among other things, a review of our (i) compensation philosophy, (ii) peer group companies, (iii) compensation mix, (iv) cash and equity-based incentive plans, and (v) administrative procedures. The Compensation Committee also asked FW Cook to examine our cash and equity-based compensation plans in comparison to market practices.

The considerations and findings of the assessment by the Compensation Committee included:

•	The Compensation Committee believes that the distribution of compensation among our core compensation elements focuses our employees on both the nearer-term and long-term performance of the Company.

•	Our cash incentive compensation programs include financial measures intended to be aligned with the Company’s short-, medium- and long-term business goals.

•	Our equity-based incentive awards provide for payouts over a multi-year period so that our NEOs remain focused on our performance beyond the immediate fiscal year.

•

Our cash and equity-based awards contain a range of performance levels, multiple metrics and payouts to discourage executives from taking risky actions to meet a single target with an all-or-nothing result of compensation or no compensation.

•	Caps on awards to certain executives, limits on maximum award size and our clawback policy also limit risk under the Company’s incentive plans.

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EXECUTIVE COMPENSATION

•	A cap is placed on the number of shares of common stock of CMC that may be awarded to any director in any fiscal year.

•	Executives and directors are encouraged to hold a meaningful number of shares of CMC’s common stock pursuant to our stock ownership policy.

•

The target long-term incentive awards are designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, total compensation at approximately the 50th percentile of Peer Data and, when achieving maximum performance, to reach total compensation at the upper quartile of Peer Data.

Based upon this assessment, the Compensation Committee does not believe that our Company-wide compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

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NON-EMPLOYEE DIRECTOR COMPENSATION

The compensation arrangements for non-employee directors are described below. The following table and footnotes outline the compensation paid to our non-employee directors for fiscal year 2021, as well as the outstanding equity awards held by the non-employee directors as of August 31, 2021. Ms. Smith did not receive fees for her service on our Board during fiscal year 2021.

Fiscal Year 2021 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Vicki L. Avril-Groves	$127,500	$119,996	$—	$247,496
Lisa M. Barton	$117,500	$119,996	$—	$237,496
Rhys J. Best	$125,000	$119,996	$—	$244,996
Richard B. Kelson	$60,000	$117,384	$—	$177,384
Peter R. Matt	$121,250	$119,996	$—	$241,246
Rick J. Mills	$34,333	$—	$—	$34,333
Sarah E. Raiss	$127,000	$117,384	$—	$244,384
J. David Smith	$127,000	$119,996	$—	$246,996
Charles L. Szews	$135,000	$119,996	$—	$254,996
Joseph C. Winkler	$155,000	$119,996	$—	$274,996

(1)

No non-employee directors elected to receive their fiscal year 2021 cash director fees in the form of common stock or RSUs. Mr. Kelson passed away on February 13, 2021, and he received total compensation of $60,000 for the first and second quarters of fiscal year 2021. Mr. Mills retired as a director at our 2021 annual meeting of stockholders and was compensated on a prorated basis for his service as a director through January 13, 2021. Mr. Mills received total compensation of $34,333, which included the prorated annual retainer fee, meeting fees and committee fees.

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NON-EMPLOYEE DIRECTOR COMPENSATION

(2)

Includes the grant date fair value of equity awards granted in fiscal year 2021 and calculated in accordance with FASB ASC Topic 718. Assumptions used in determining these values can be found in Note 13 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 14, 2021. Seven of the non-employee directors were granted restricted stock awards (“RSAs”), one of the non-employee directors was granted RSUs, and one of the non-employee directors elected to defer the equity portion of their annual retainer fee in RSUs to be paid following their termination of service on our Board. Each RSA and RSU equity award vests on January 13, 2022, provided such director is still serving as a director and has not had an accelerated vesting event, such as retirement, death, permanent disability or a change in control. As of August 31, 2021, each individual who served as a non-employee director during fiscal year 2021 had outstanding the following number of deferred RSUs, RSAs or RSUs:

Director	Deferred Restricted Stock Units	Restricted Stock/ Restricted Stock Units
Vicki L. Avril-Groves	26,675	5,442
Lisa M. Barton	—	5,442
Rhys J. Best	—	5,442
Peter R. Matt	—	5,442
Sarah E. Raiss	15,482	5,442
J. David Smith	—	5,442
Charles L. Szews	—	5,442
Joseph C. Winkler	—	5,442

(3)

In addition, costs of less than $5,000 per director were incurred by us in connection with certain spouses attending activities related to the 2021 annual meeting of stockholders. We incurred costs associated with meals and entertainment for each director and accompanying guest, if present.

Director Retainers and Fees

None of our employees receive additional compensation for serving as a director. In addition, if the Board or any committee holds more than ten meetings in a calendar year, members of the Board and such committee are entitled to receive Board and committee meeting fees of $2,000 per additional meeting attended. Our non-employee directors receive annual retainer fees for Board and committee service as set forth below:

	Retainer ($)
Annual Director Retainer (the “Annual Director Retainer”)	$220,000	(1)
Lead Director	$35,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$17,500
Finance Committee Chair	$12,000
Nominating & Corporate Governance Committee Chair	$12,000
Audit Committee Member	$15,000
Compensation Committee Member	$10,000
Finance Committee Member	$10,000
Nominating & Corporate Governance Committee Member	$10,000

(1)

In fiscal year 2021, directors received $120,000 of the Annual Director Retainer in equity paid annually and $100,000 in cash paid quarterly. The equity portion of the Annual Director Retainer was fully issued in deferred RSUs, RSAs or RSUs in the 2021 calendar year. Additionally, any director may elect to be paid the

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NON-EMPLOYEE DIRECTOR COMPENSATION

cash portion of the Annual Director Retainer or committee retainer(s) in common stock. CMC maintains a Non-Employee Director Deferred Compensation Program under which non-employee directors may defer all or a portion of their compensation until their separation from our Board.

Director Stock Ownership Guidelines

Under CMC’s stock ownership guidelines, non-employee directors are required to own Company common stock equal in value to five times such person’s annual cash retainer, and each non-employee director has five years from joining the Board to achieve this threshold.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for fiscal year 2021 were Mses. Avril-Groves (Chair) and Barton and Messrs. McCullough (since October 12, 2021) and Winkler. In addition, Mr. Kelson served on the Compensation Committee until his passing on February 13, 2021. No member of the Compensation Committee was at any time during fiscal year 2021, or at any other time, an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving either as a member of our Compensation Committee or as a member of our Board. There were no relationships requiring disclosure under Item 404 of Regulation S-K or Item 407(e)(4) of Regulation S-K that involved any member of the Compensation Committee during the last fiscal year.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Bryan Porter, son of our Executive Vice President and Chief Operating Officer, Tracy L. Porter, is employed by us as Director of Operations for CMC Steel Alabama. In this capacity, he was paid cash compensation, including base salary and annual bonus, of $483,823 for his services during fiscal year 2021, which is in line with CMC’s normal pay policies and practices. He received total taxable compensation of $715,633, including life insurance, car allowance, relocation and the tax value of restricted stock that vested in fiscal year 2021. Tracy L. Porter does not directly or indirectly determine the compensation or job position of Bryan Porter.

Since 1978, we have had a Code of Conduct that applies to all directors, officers and employees (collectively, “Covered Persons”). The Code of Conduct, as amended and effective as of January 1, 2010, can be found in the Corporate Governance section of our website at www.cmc.com. The Code of Conduct prohibits a Covered Person from engaging in transactions in which he or she may have a conflict of interest without first disclosing the potential conflict of interest to his or her supervisor and seeking prior approval. Additionally, we have adopted a written policy regarding review and approval of related party transactions by the Audit Committee (the “Related Person Transactions Policy”).

CMC’s Related Person Transactions Policy defines a “Related Person Transaction” as any transaction involving an amount in excess of $120,000 in which the Company is a participant and in which a Related Person (as defined below) has or will have a direct or indirect material interest, including, without limitation, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. The Related Person Transactions Policy also contains categories of certain transactions that our Board has identified as not constituting Related Person Transactions, because such transactions are not deemed to create a direct or indirect material interest for the Related Person.

A “Related Person” is (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company or (iii) an immediate family member of any of the persons identified in clauses (i) or (ii). Immediate family members include a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and any individual (other than a tenant or employee) sharing the household of such person.

Under the Related Person Transactions Policy, each Related Person Transaction must be approved or ratified in accordance with the guidelines set forth in the policy (i) by the Audit Committee or (ii) if the Audit Committee determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of our Board, by such disinterested members of our Board by the vote of a majority thereof. In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of our Board, as the case may be, shall consider all factors that in their discretion are relevant to the Related Person Transaction.

No director participates in any discussion or approval of a Related Person Transaction for which he or she is a Related Person, except that the director is required to provide all material information concerning the Related Person Transaction to the Audit Committee or disinterested directors reviewing such transaction.

Except as described herein, there were no transactions considered to be a Related Person Transaction since the beginning of CMC’s 2021 fiscal year through the date of this proxy statement.

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AUDIT COMMITTEE REPORT

The following report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Our Board annually selects the members of the Audit Committee. During fiscal year 2021, the members of the Audit Committee were Messrs. Best, Matt (since March 16, 2021), Smith, and Szews and Ms. Raiss. Our Board has determined that each member of the Audit Committee is qualified to serve. Our Board has determined that each member of the Audit Committee satisfies all applicable financial literacy requirements, and each member is independent as required by the Sarbanes-Oxley Act and as “independent” is defined by the listing standards of the NYSE. Our Board has determined that Messrs. Best, Matt, Smith and Szews meet the definition of “audit committee financial expert” as defined by the SEC. During fiscal year 2021, the Audit Committee met eight times.

Roles and Responsibilities

The Audit Committee’s responsibilities are outlined in a charter approved by our Board, a current copy of which can be found on our website at www.cmc.com under the Governance and Board of Directors section. On an annual basis, the Audit Committee conducts a self-assessment review and also reviews and assesses the adequacy of its charter.

The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities related to the integrity of the Company’s financial statements and disclosures, the Company’s compliance with legal and regulatory requirements, the Company’s procedures for monitoring compliance with the Company’s Code of Conduct and Business Ethics, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and the Company’s internal control systems. The Audit Committee, among other activities described in its charter, has sole authority for the appointment (subject to stockholder ratification), compensation, retention, oversight, termination and replacement of the independent registered public accounting firm, recommends to our Board whether the audited financial statements should be included in our Annual Report on Form 10-K, reviews quarterly financial statements and earnings press releases with management and the independent registered public accounting firm, reviews with our internal audit staff and independent registered public accounting firm our controls and procedures and is responsible for approving all audit and engagement fees of the independent registered public accounting firm. The Audit Committee also participates in the selection of the Company’s lead audit partner. The Audit Committee regularly meets independently as a committee and separately from management with the internal audit staff, the independent registered public accounting firm, as well as the Chief Financial Officer and the General Counsel.

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the Company’s financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm.

Fiscal Year 2021 Actions

During fiscal year 2021, management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended August 31,

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AUDIT COMMITTEE REPORT

2021 with management and with the independent registered public accounting firm. These discussions included a review of the reasonableness of significant judgments and estimates, the quality, not just acceptability, of the Company’s accounting principles, disclosures and such other matters as are required to be discussed by the Statement on Auditing Standards No. 1301 (Communications with Audit Committees) with the independent registered public accounting firm. In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and the independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC rules. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm its independence under such standards and has determined that the services provided by Deloitte & Touche LLP are compatible with maintaining its independence.

Fiscal Year 2021 Audited Financial Statements

Based on the Audit Committee’s discussions with management, the Company’s internal auditors and Deloitte & Touche LLP, and the Audit Committee’s review of the audited financial statements, including the representations of management and Deloitte & Touche LLP with respect thereto, and subject in all cases to the limitations on the role and responsibilities of the Audit Committee referred to above and set forth in the Audit Committee charter, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that the Company’s audited financial statements for the fiscal year ended August 31, 2021 be included in the Company’s Annual Report on Form 10-K as filed on October 14, 2021 with the SEC.

Charles L. Szews (Chair)

Rhys J. Best

Peter R. Matt

Sarah E. Raiss

J. David Smith

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PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022, subject to stockholder ratification. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1959. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interests of CMC and its stockholders. Fees billed by Deloitte & Touche LLP to us for services provided in the fiscal years ended August 31, 2021 and August 31, 2020 were:

Type of Fees	Fiscal Year 2021	Fiscal Year 2020
Audit Fees	$3,521,577	$3,252,773
Audit-Related Fees	$—	$—
Tax Fees	$2,451	$2,220
All Other Fees	$6,154	$6,154
Total	$3,530,182	$3,261,147

“Audit Fees” are fees billed by Deloitte & Touche LLP for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and for the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” are fees billed by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements. “Tax Fees” are billed by Deloitte & Touche LLP for professional services for tax compliance, tax advice and tax planning. “All Other Fees” are fees billed by Deloitte & Touche LLP for any services not included in the first three categories. For fiscal years 2021 and 2020, “All Other Fees” consisted of fees billed for use of the Deloitte Accounting Research Tool, an online research tool.

The Audit Committee has adopted the following practices regarding the engagement of our independent registered public accounting firm to perform services for us:

For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm shall provide the Audit Committee with an engagement letter outlining the scope and fee budget proposal for the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter and budget for audit services will be formally accepted by the Audit Committee.

For non-audit services, Company management periodically submits to the Audit Committee for pre-approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Audit Committee will review and approve, as it considers appropriate, both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process. All of the services described above were approved by the Audit Committee pursuant to these pre-approval processes. The Audit Committee considers non-audit fees and services when assessing auditor independence.

To ensure prompt handling of unexpected matters, the Audit Committee may periodically delegate to the Chair of the Audit Committee the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair of the Audit Committee will report any action taken in this regard to the Audit Committee at the next Audit Committee meeting.

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PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has specifically charged the independent registered public accounting firm with the responsibility of ensuring that all audit and non-audit services provided to us have been pre-approved by the Audit Committee. The CFO and independent registered public accounting firm are responsible for tracking all of the independent registered public accounting firm’s fees against the pre-approved budget for such services and periodically reporting that status to the Audit Committee.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions submitted in advance of the Annual Meeting. Our Board requests that stockholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm to conduct the audit of our financial statements for the fiscal year ending August 31, 2022. In the event that the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change should be made.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022.

The Audit Committee and our Board recommend a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

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PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing stockholders with an advisory, non-binding vote on the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules, which is commonly referred to as a “say-on-pay vote.” At the 2018 annual meeting, stockholders were also asked to vote on a proposal seeking their views as to whether the say-on-pay vote should be held every year, every two years or every three years. A majority of stockholders voting on the matter indicated a preference for holding such vote on an annual basis. Accordingly, our Board decided, as previously disclosed, that the advisory vote on executive compensation will be held on an annual basis at least until the next non-binding stockholder vote on the frequency with which the advisory vote on executive compensation should be held.

As disclosed in the Compensation Discussion and Analysis (which starts on page 32 of this proxy statement), CMC believes that its executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. The objectives of CMC’s executive compensation program are to:

•	facilitate the attraction and retention of top-caliber talent;

•	align executive pay with performance;

•	align the interests of our executives with those of our stockholders; and

•	offer median base salaries and competitive employee benefits coupled with meaningful short- and long-term “variable” incentives dependent upon achieving the financial performance goals.

Within the objectives listed above, the Compensation Committee generally believes that it is in the interests of CMC and its stockholders that the “variable” compensation performance metrics should be:

•	primarily based on pre-established performance goals;

•	designed to compensate based upon a combination of individual, business unit and Company performance; and

•	established and communicated early in the performance period in order to align individual performance with Company goals.

While our annual say-on-pay vote is advisory, we value the opinions of our stockholders and carefully and thoughtfully consider our stockholders’ concerns and opinions in our annual evaluation of our executive compensation program.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the named executive officers of CMC, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation tables and accompanying narrative discussion, is approved.”

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to approve the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement. The say-on-pay vote is an advisory vote only, and therefore it will not bind CMC or our Board. However, our Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

Our Board recommends a vote FOR the approval of the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement.

Commercial Metals Company    2022 Proxy Statement    68

EQUITY COMPENSATION PLANS

The following table presents information about our equity compensation plans as of August 31, 2021:

	A.	B.	C.
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))

Equity compensation plans approved by security holders	2,190,795	$20.67	5,264,516

Equity compensation plans not approved by security holders	—	—	—

Total	2,190,795	$20.67	5,264,516

GENERAL

The annual report to stockholders for fiscal year 2021 has been mailed to stockholders with this proxy statement or previously, if requested, and is also available to stockholders online at www.proxydocs.com/CMC by using the control number on your proxy card and on the Notice Regarding the Availability of Proxy Materials. The annual report does not form any part of the material for the solicitation of proxies.

We will bear the cost of soliciting proxies on behalf of CMC. Our directors, officers and employees may also solicit proxies by mail, telephone, facsimile, personal contact or through online methods. We will reimburse their expenses for doing this. We will also reimburse banks, brokers, trusts and other nominees for their costs in forwarding proxy materials to beneficial owners of our common stock.

2023 ANNUAL MEETING AND STOCKHOLDER PROPOSALS

It is currently contemplated that our 2023 annual meeting of stockholders will take place on or about January 11, 2023. Pursuant to regulations of the SEC, in order to be included in our proxy statement for the 2023 annual meeting, stockholder proposals must be received at our principal executive offices, 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, no later than August 2, 2022 and must comply with additional requirements established by the SEC. Pursuant to our fourth amended and restated bylaws, a stockholder proposal to bring business before the 2023 annual meeting of stockholders submitted outside of the processes established in Rule 14a-8 promulgated by the SEC or to nominate a person for election to the Board pursuant to the advance notice provisions of our fourth amended and restated bylaws will be considered untimely before September 14, 2022 and untimely after October 14, 2022.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders pursuant to the advance notice provisions on the same basis that it evaluates other nominees for

Commercial Metals Company    2022 Proxy Statement    69

EQUITY COMPENSATION PLANS

director, provided stockholders submit the required information in writing in a timely manner addressed to the attention of the Nominating and Corporate Governance Committee and delivered to our principal executive offices, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the advance notice provisions in our fourth amended and restated bylaws addressing stockholder nominations of directors.

Pursuant to the proxy access provisions of our fourth amended and restated bylaws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to 20% of the Board or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our fourth amended and restated bylaws. To include a nominee for our Board in our proxy materials, a compliant nomination notice for the 2023 annual meeting must be received at our principal executive offices, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, no earlier than July 3, 2022 and no later than August 2, 2022. The nomination notice must contain the information required by the proxy access provisions of our fourth amended and restated bylaws.

OTHER BUSINESS

Management knows of no other matter that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, the Proxy Holders will vote in accordance with their best judgment.

By Order of the Board of Directors,

Jody K. Absher

Corporate Secretary

November 23, 2021

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APPENDIX A

Reconciliation of Non-GAAP Financial Measures

This proxy statement contains financial measures not derived in accordance with generally accepted accounting principles (“GAAP”). Reconciliations to the most comparable GAAP measures are provided below.

Adjusted Earnings and Adjusted EBITDA

Adjusted earnings from continuing operations for compensation purposes (“Adjusted Earnings”) is a non-GAAP financial measure that is equal to earnings from continuing operations before certain debt extinguishment costs, asset impairment costs, gains on sale of assets, acquisition and integration related costs and facility closure costs. These were excluded from the calculation because they were related to the achievement of strategic operating goals of the Company that arose after the financial performance goals were set. Adjusted Earnings should not be considered an alternative to earnings from continuing operations or net earnings, or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP. Adjusted Earnings is used as an incentive plan metric within our annual and long-term incentive performance plans for management. Adjusted Earnings may be inconsistent with similar measures presented by other companies.

Adjusted EBITDA for compensation purposes (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA is the sum of Adjusted Earnings before interest expense and income taxes. It also excludes recurring non-cash charges for depreciation and amortization and the amortization of acquired unfavorable contract backlog. Adjusted EBITDA should not be considered an alternative to earnings from continuing operations or net earnings, or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP. Adjusted EBITDA is used as an incentive plan metric within our annual and long-term incentive performance plans for management. Adjusted EBITDA may be inconsistent with similar measures presented by other companies.

A reconciliation of earnings from continuing operations to Adjusted Earnings and Adjusted EBITDA is provided below:

Amounts Shown in Millions	2019	2020	2021
Earnings from Continuing Operations Before Income Taxes	$268	$371	$534

Adjustments:
Debt extinguishment costs	—	2	17
Asset impairment costs	—	7	7
Gain on sale of assets	—	—	(10)
Acquisition and integration-related costs and other	12	32	—
Facility closure costs	4	11	—
Total Adjustments:	16	52	14

Adjusted Earnings Before Taxes for Compensation Purposes	$284	$423	$548
Income taxes at projected effective tax rate	65	106	148

Adjusted Earnings from Continuing Operations for Compensation Purposes	$219	$317	$400
Interest expense	71	62	52
Income taxes at projected effective tax rate	65	106	148
Depreciation and amortization	159	166	168
Amortization of acquired unfavorable contract backlog	(75)	(29)	(6)
Adjusted EBITDA for Compensation Purposes	$440	$621	$762

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APPENDIX A

ROICC

Return on Invested Capital for Compensation Purposes (“ROICC”) is a non-GAAP financial measure. ROICC is net adjusted operating profit, using the Company’s projected effective tax rate, divided by the sum of current maturities of long-term debt, long-term debt and stockholders equity, averaged using the beginning, ending and quarterly interim balances over a twelve-month period. See above for the reconciliation of Adjusted Earnings to earnings from continuing operations. ROICC may be inconsistent with similar measures presented by other companies. The following table provides the calculation of net adjusted operating profit and invested capital for compensation purposes, which are used to calculate ROICC:

Amounts Shown in Millions, except percentages	2019	2020	2021
Adjusted Earnings Before Income Taxes for Compensation Purposes	$284	$423	$548
Plus: Interest expense	71	62	52
Adjusted Operating Profit	$355	$485	$600
Less: Income taxes at projected effective tax rate	80	119	162

Net Adjusted Operating Profit	$275	$366	$438
Average total stockholders’ equity	1,534	1,755	2,057
Average long-term debt	1,258	1,154	1,035
Average current maturities of long-term debt	41	17	23
Less: Average cash and cash equivalents in excess of base cash	11	131	263
Invested Capital for Compensation Purposes	$2,822	$2,795	$2,852
Return on Invested Capital for Compensation Purposes	9.7%	13.1%	15.4%

Return on Invested Capital

Return on Invested Capital is a non-GAAP financial measure. Return on Invested Capital is defined as net operating profit, using the statutory tax rate, divided by total assets less cash and cash equivalents less non-interest bearing liabilities, averaged using the beginning, ending and quarterly interim balances over a twelve-month period. Return on Invested Capital may be inconsistent with similar measures presented by other companies. The following table provides the calculation of net operating profit and invested capital, which are used to calculate Return on Invested Capital:

Amounts Shown in Millions, except percentage	2021
Earnings from Continuing Operations before Income Taxes	$534
Plus: Interest expense	52
Operating Profit	$586
Less: Income taxes at statutory rate	135

Net Operating Profit	$451
Average total assets	4,238
Less: Average cash and cash equivalents	463
Less: Average accounts payable	324
Less: Average accrued expenses and other payables	414
Invested Capital	$3,037
Return on Invested Capital	14.9%

A-2

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/CMC • Cast your vote online P.O. BOX 8016, CARY, NC 27512-9903 • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE    Call 1-866-362-4503 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Commercial Metals Company Annual Meeting of Stockholders For Stockholders of record on November 15, 2021 DATE:                Wednesday, January 12, 2022 TIME: 10:00 AM, Central Time PLACE: 6565 North McArthur Boulevard, CMC Hall, 9th Floor Irving, TX 75039 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Barbara R. Smith, Paul J. Lawrence and Jody K. Absher (each a Proxy Holder, and collectively, the “Proxy Holders”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Commercial Metals Company which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Proxy Holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Proxy Holders cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Commercial Metals Company Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE ELECTION OF EACH OF THE DIRECTORS IN PROPOSAL 1, AND PROPOSALS 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Directors FOR AGAINST ABSTAIN 1.01 Lisa M. Barton FOR #P2# #P2# #P2# 1.02 Gary E. McCullough FOR #P3# #P3# #P3# 1.03 Charles L. Szews FOR #P4# #P4# #P4# FOR AGAINST ABSTAIN 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public FOR accounting firm for the fiscal year ending August 31, 2022 #P5# #P5# #P5# 3. Advisory vote on executive compensation FOR #P6# #P6# #P6# Check here if you would like to attend the meeting in person. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date